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Exhibit 10.28

ACCURAY INCORPORATED
INTERNATIONAL DISTRIBUTOR AGREEMENT

        This International Distributor Agreement ("Agreement") is entered into by and between ACCURAY INCORPORATED, a California corporation with its executive offices located at 1310 Chesapeake Terrace, Sunnyvale, California 94089, USA ("Accuray"), and                                                         a corporation organized under the laws of                                     , with its executive offices located at                                                                         ("Distributor"), as of                                    ("Effective Date").

        Accuray manufactures and sells full-body radiosurgery systems using image-guided robotics, including the CyberKnife, which is FDA cleared in the United States to provide treatment planning and image-guided stereotactic radiosurgery and precision radiotherapy for lesions, tumors and conditions anywhere in the body where radiation treatment is indicated.

        In order to achieve its business objectives, Accuray relies on qualified distributors to market and distribute its products and services in different territories.

        Accuray wishes to appoint Distributor as its exclusive distributor in the Territory, as defined below, subject to the terms and conditions of this Agreement and Distributor wishes to accept such appointment.

1.     Definitions

  1.1.
  Accuray's Terms of Sale means the current standard international transaction terms and conditions of sale prepared by Accuray from time to time and provided to Distributor.

  1.2.
  Customer means any person or business entity lawfully doing business in the Territory with whom Distributor enters into an agreement for Products or Services, including an "investment project" whereby Distributor enters into a partnership with Customer. Customer does not include sites or hospitals located on United States armed forces bases in the Territory.

  1.3.
  Product(s) means the CyberKnife System and/or related products manufactured by or for Accuray for use in the radiosurgery market and listed in Exhibit A attached to this Agreement, which have been approved for sale in the Territory.

  1.4.
  Project means any activity or situation that includes a potential Customer or prospect that might be interested in acquiring Accuray's Products or Services.

  1.5.
  Proposal means a document that offers to provide Products or Services to a prospective Customer.

  1.6.
  Purchase Order means a document provided by Distributor to Accuray that sets forth in adequate detail, including specifications and delivery schedule, the Products or Services ordered.

  1.7.
  Service(s) means the performance of radiosurgery-related service(s) by either Accuray or Distributor, which may include technical support, training or installation of Products, as listed in Exhibit A.

  1.8.
  Service Agreements means the Accuray Diamond Elite Service Agreement, Ruby Elite Service Agreement, Emerald Elite Service Agreement and Extended Parts Warranty,

    Additional Upgrade Agreement or such other service programs and agreements as may be released or modified by Accuray from time to time.

  1.9.
  Specification(s) means the current written description of a Product or Service prepared by Accuray and provided to Distributor.

  1.10.
  System(s) means the Accuray CyberKnife® Robotic Radiosurgery System as set forth in Exhibit A attached hereto.

  1.11.
  Territory means                        .

2.     Duties of Accuray

  2.1.
  Status.    Accuray is responsible for ensuring that the Products supplied are of good quality as further described below.

  2.2.
  Exclusive Distributor.    Accuray hereby appoints Distributor as the exclusive distributor of Products and Services to Customer in the Territory, subject to the terms and conditions of this Agreement. So long as Distributor achieves the volume of business set forth below and otherwise meets its obligations under this Agreement, Distributor shall be the exclusive distributor of Products and Services to Customer in the Territory.

  2.3.
  Products and Services.    Accuray will use commercially reasonable efforts to provide to Distributor in a timely manner those Products and Services required to fill Purchase Orders received from Distributor in accordance with the terms of this Agreement.

  2.4.
  Product and Service Pricing.    Accuray will provide Product and Service pricing to Distributor from time to time during the Term of this Agreement. Products and Services shall be priced by Accuray to Distributor in accordance with Accuray's price list in effect from time to time, but, in any case, no change can be made without six (6) months' prior written notice to Distributor. The current prices, as of the Effective Date, of Accuray's Products and Services are listed on Exhibit A. All prices will be stated in US Dollars, unless another currency is agreed upon in writing by Accuray.

  2.5.
  Product Specifications and Promotional Literature.    Accuray will provide product specifications and promotional literature to Distributor from time to time during the Term of this Agreement. Distributor may use product specifications and promotional literature in Distributor's dealings with Customers. Accuray may introduce changes and upgrades to the Products. Accuray will be responsible for ensuring that any changes or upgrades to the Products comply with the latest regulatory approvals, and will use commercially reasonable efforts to give Distributor as much advance notice of upgrades as is feasible.

  2.6.
  Regulatory Clearance.    Distributor is responsible for obtaining the regulatory clearance in the Territory for Products in Accuray's name, as detailed in Section 3.4, however Accuray will provide Distributor with reasonable assistance in obtaining regulatory clearances.

  2.7.
  Warranty.    Accuray will provide a warranty that the Products will be free from defects and perform substantially in accordance with the written Specifications provided by Accuray as reflected in the regulatory clearance at the time of sale for a period of one year following installation of the Products at Customer's facility, but not to exceed eighteen (18) months following shipment of such Products to Distributor. Accuray makes no warranty that the operation of any software will be uninterrupted or error-free. Except as set forth in the preceding sentences, Accuray makes no warranties or representations to Distributor or to any other party regarding any Products or Services provided by Accuray. To the fullest extent permitted by applicable law, Accuray disclaims all other warranties and representations, whether express or implied, including, but not limited to, any implied warranties of merchantability, fitness for a particular purpose, and any warranties arising out of course of dealing or usage of trade.

  2.8.
  Support.    Accuray will provide Distributor the following types of support:

  2.8.1.
  Hardware.    During the warranty period, Accuray will provide replacement of defective parts. This will be Accuray's sole and exclusive obligation. Accuray shall not be responsible for the installation and labor costs for such replacement parts.

  2.8.2.
  Software.    During the warranty period, Accuray will provide error corrections or "bug fixes." This will be Accuray's sole and exclusive obligation. Additionally, Accuray shall provide Distributor with any and all applicable error corrections and bug fixes generally provided by Accuray to Accuray customers with similar Product installations.

  2.8.3.
  Warranty Exclusions.    All warranty replacement of parts shall be limited to malfunctions which are due and traceable to defects in original material or workmanship of Products. The warranties set forth in this Section 2 shall be void and of no further effect in the event of abuse, accident, alteration, misuse or neglect of Products, including but not limited to user modification of the operating environment specified by Accuray and user modification of any software.

  2.8.4.
  Service Agreements.    The Service Agreements will be provided at the time of purchase or after the one-year warranty period, as appropriate. A summary of the service terms and sample Service Agreements attached hereto as Exhibit D. The Service Agreements are to be ordered on the terms as set forth in the agreements, unless otherwise agreed to in writing by an authorized representative of Accuray.

  2.8.4.1.
  Accuray Direct Sales.    Accuray reserves the right to sell the Service Agreements directly to customers within the Territory. Accuray's prices for such direct Service Agreements are set forth in Exhibit D, and Accuray will not offer any Service Agreements to customers in the Territory at lesser prices without six (6) months prior written notice in accordance with Section 2.4 (Product and Service Pricing) above.

  2.8.5.
  Additional Support.    Accuray will provide additional installation, warranty or service support at Distributor's request, to be ordered separately, and priced according to Accuray's then-current price lists.

  2.9.
  Training.    Accuray will provide training to Distributor and Customers in accordance with Exhibit C.

  2.10.
  Compliance with Laws.    Accuray will be responsible for complying with U.S. laws, and, as notified by Distributor, with Territory laws as they pertain to the Product and the regulatory clearance, and safety in accordance with Accuray's written Product specifications for intended use. Upon notification by Distributor of any impending changes to Territory laws or regulatory requirements that may necessitate modifications in the Products or Services, Accuray shall respond to such notifications in a timely manner and make necessary efforts to ensure continued compliance.

3.     Duties of Distributor

  3.1.
  Status.    Distributor shall be and must at all times make it clear that it is an independent entity contracting with Accuray, and is not the employee, representative or agent of Accuray. Distributor does not have the ability or authority to enter into any legal agreements or obligations that would bind Accuray in any manner. Distributor represents that it is involved in other businesses, not competitive with its activities under this Agreement but of sufficient volume and profitability that Distributor is in no way dependent upon this Agreement or its relationship with Accuray for its continuing viability or success. Distributor will inform Accuray of any business that it is pursuing and is potentially competitive (in the same treatment area, using vaults, using the same sales and marketing personnel) and will obtain prior written approval from Accuray prior to entering into such business.

  3.2.
  Training.    Distributor will support Accuray's training of new Customer personnel, and will send new Customer users for training at Accuray, according to Exhibit C.

  3.3.
  Market Knowledge, Promotion and Sales.    Distributor represents that it has a thorough knowledge of the Territory, the market for radiosurgery products and of all current and proposed Projects. Distributor will develop a thorough and complete understanding of the Products and Services. Distributor will use its knowledge and understanding to develop potential Projects.

  3.3.1.
  Distributor will use best efforts to promote the sale of and to sell Products and Services to Customers in accordance with Accuray's marketing guidance and policies in effect from time to time and will make best efforts to learn of any potential Project. Distributor will make itself familiar with each such Project so as to learn all conditions of the Project which may impact the Products or Services to be offered. In addition, as Accuray releases new features and Products, Distributor will use best efforts to promote the sale of and to sell those features and Products to the installed base of Products and to new Customers in the Territory.

  3.3.2.
  Distributor sales and marketing staff will actively participate in the following yearly activities: American Society of Therapeutic Radiology & Oncology (ASTRO); American Association of Neurological Surgeons (AANS); European Society of Therapeutic Radiology and Oncology (ESTRO) (if applicable); Accuray worldwide users' meeting; and Accuray worldwide sales meetings. Active participation includes attendance at and participation in such meetings.

  3.3.3.
  Distributor will report to Accuray any proposed or pending Projects outside the Territory about which Distributor learns during the Term of this Agreement.

  3.4.
  Regulatory Clearance.    Distributor will be responsible for obtaining the regulatory clearance in the Territory (in Accuray's name if possible, in Distributor's name if not possible) for Products and for any changes or upgrades to the Products. Distributor will be responsible for (i) managing and paying for any paperwork associated with obtaining the regulatory clearance; (ii) the costs of seeking approval for expanded usage of the Products; (iii) timely application for all upgrades that Accuray determines are commercially appropriate; and (iv) maintaining the regulatory clearance. Accuray will provide Distributor with reasonable assistance in obtaining regulatory clearances. Accuray shall reimburse Distributor for any direct costs or charges billed by third parties, plus any other direct regulatory clearance-related expenses incurred in connection with such activities, as long as those costs have been pre-approved in writing by an authorized representative of Accuray. At Accuray's request, Distributor will provide Accuray with receipts and other documentation for all such expenses. Accuray shall not be responsible for Distributor's internal administrative personnel or resources for such activities.

  3.5.
  Import License.    Distributor will obtain and maintain the required import license.

  3.6.
  Distributor Personnel.

    3.6.1.
    Full-Time, Dedicated Personnel.    Distributor will provide full-time, dedicated personnel that will include (to be determined) a general manager, a senior product manager and support staff, at least one (1) senior sales person with sufficient skill, training and experience to be effectively capable of selling a $4 million medical product, and one (1) clinical support or training specialist. Distributor will provide adequate technical support staff for the operation and maintenance of the Products and Services. Distributor will employ one (1) service engineer who is capable of performing installation and First Line Field Service (as defined in Section 3.20 (First Line Field Service) below). All of these personnel must be hired and attend training at Accuray within nine (9) months of the Effective Date of this Agreement. Accuray will provide the training and Distributor will pay for travel and accommodation expenses. These personnel will be full-time, one hundred percent (100%) dedicated to the business relating to Accuray's Products and Services and will have adequate backgrounds in surgical and/or radiation oncology products and services, experience and training to perform the following functions:

    3.6.1.1.
    Sales, sales management, sales forecasting, and order management;

    3.6.1.2.
    Marketing throughout the Territory;

    3.6.1.3.
    Planning for the installation and installing Products;

    3.6.1.4.
    Clinical trials, regulatory compliance, and reimbursement;

    3.6.1.5.
    Product management;

    3.6.1.6.
    Development of on-site training;

    3.6.1.7.
    Provision of Services; and

    3.6.1.8.
    First Line Field service.

  3.7.
  Proposals.    Distributor will submit a timely Proposal on every Project in the Territory during the Term of this Agreement. All Proposals shall be prepared and submitted to the Customer by Distributor. Proposals will offer only Products or Services described in then current written Specifications, and only in accordance with this Agreement. Unless Distributor has prior written consent from Accuray to the contrary, all Proposals submitted by Distributor are (and Distributor must inform the Customer that they are) subject to change in the event Accuray's Terms of Sale or Specifications change prior to the time Distributor accepts an order from the Customer (if it does).

  3.8.
  Orders.    Distributor will receive each order placed by a Customer to which Distributor has submitted a Proposal. Orders may be accepted only by Distributor. The resulting contract for the sale of Products and Services shall be between Distributor and the Customer. In the case of a Product order, Distributor must send a Purchase Order to Accuray at least six (6) months prior to the expected shipment date. All Products must be purchased from Accuray unless otherwise specified in this Agreement or agreed in writing by Accuray.

  3.9.
  Payment.    Payment for Products shall be made by Distributor to Accuray in US Dollars in the form of either (1) an irrevocable trade finance letter of credit or (2) wire transfer as further described in Sections 3.9.1 and 3.9.2, respectively below. Accuray shall bear the cost of any bank charges assessed by its bank for a letter of credit and any commission charge for a wire transfer. Distributor will pay a late charge of two percent (2%) on any balance that becomes overdue, plus interest at the rate of one percent (1%) per month or the highest interest rate allowed by law, whichever is greater, until paid in full.

    3.9.1.
    Letter of Credit.    An irrevocable trade finance letter of credit issued by Distributor's bank, confirmed by a bank designated by Accuray that is doing business in the State of California, United States of America, in all respects, including the confirming bank, acceptable to Accuray, and delivered to Accuray with the Purchase Order. The letter of credit will provide that Accuray can draw against the letter of credit according to the following schedule:

    3.9.1.1.
    US $450,000 (non-cancelable, non-refundable) upon Accuray's acceptance of the Purchase Order, which must be at least four (4) to six (6) months prior to the proposed shipment date; and

    3.9.1.2.
    Balance upon presentation of documents evidencing shipment of the Products to Distributor or Customer as designated in the Purchase Order.

    3.9.2.
    Wire Transfer.    A wire transfer made in advance of the date payment is due, made in U.S. dollars, to a bank selected by Accuray, in accordance with the same payment schedule as outlined above with respect to the Letter of Credit.

    3.9.3.
    Payments by Distributor's Customer Direct to Accuray.    If agreed to in writing by Accuray, Distributor's Customers may make payments directly to Accuray using the payment methods set forth in Sections 3.9.1 or 3.9.2 above. Should Distributor's Customer make such payments to Accuray and such payment include the Distributor's margin, then Accuray will pay Distributor's margin to Distributor according to the following schedule:

    3.9.3.1.
    Ten percent (10%) of Distributor's margin upon Distributor's Customer signing a purchase agreement with Distributor and release of funds from the Letter of Credit in accordance with Section 3.9.1 above making funds available to Accuray or wire transfer in accordance with Section 3.9.2 above;

    3.9.3.2.
    Sixty percent (60%) of Distributor's margin upon shipment and release of funds from the Letter of Credit in accordance with Section 3.9.1 above making funds available to Accuray or wire transfer in accordance with Section 3.9.2 above; and

    3.9.3.3.
    Thirty percent (30%) of Distributor's margin upon installation with successful acceptance testing of the Equipment and release of funds from the Letter of Credit in accordance with Section 3.9.1 above making funds available to Accuray or wire transfer in accordance with Section 3.9.2 above.

  3.10.
  Volume of Business.    Accuray and Distributor have reviewed and discussed the Territory in detail and have agreed that Distributor will purchase and pay for the minimum volume of Systems as set forth in Exhibit B attached to this Agreement. If Distributor does not make the minimum purchases set forth in Exhibit B, or does not pay timely (within ninety (90) days of the due date) for those purchases, Accuray may, at its sole determination and in its sole and complete discretion, elect to make this distribution arrangement non-exclusive or terminate this Agreement.

  3.11.
  Forecast.    In order to support Accuray's production planning, at least every three (3) months during the Term of this Agreement, Distributor will provide Accuray an eighteen (18) month rolling forecast of: (i) targeted Customers, (ii) contracted Customers, and (iii) forecast of Product sales by product line. The forecast will include an update on the top ten (10) projects. Such forecasts shall be provided to Accuray by the first business day of

    January, April, July and September each year, and shall be delivered to the Accuray General Manager for the Territory. Such forecasts are in addition to the reports to be provided in accordance with Section 3.22.1 (Reports) below.

  3.12.
  Customer Support.    Distributor will provide guidance to billing and reimbursement personnel of each Customer regarding regulatory and billing requirements and reimbursement for treatment provided with Products under radiosurgery reimbursement codes applicable within the Territory. Distributor will be responsible for ensuring that its personnel maintain their proficiency with respect to the Products and all upgrades, enhancements and new feature releases, and will send its personnel to Accuray for training as necessary.

  3.13.
  Customer Relations.    Distributor shall deliver Products and Services to Customers in the Territory, shall report promptly and in writing to Accuray any complaints or expressions of dissatisfaction by the Customer relating to the Products or Services. While Distributor shall have no authority to offer on behalf of Accuray anything in settlement of any such complaints or expressions, Distributor shall use all best efforts to satisfy the Customer that the Products and Services meet the applicable written Specifications, Proposal, and Order, if such is the case.

  3.14.
  Public Relations.    Distributor will implement a public relations program once a CyberKnife is operational in the Territory.

  3.15.
  Installation.    Distributor will be responsible for providing installation for any Product a Customer purchases. Distributor may engage Accuray (to be ordered separately, and priced according to Accuray's then-current price lists) or other organizations that have Accuray-trained personnel to provide supervision and assistance, or to perform the full installation, at Distributor's expense.

  3.16.
  Other Customer Support.    Distributor will have primary responsibility for room evaluation, architecture support and quality assurance issues.

  3.17.
  Warranty.    Distributor will be responsible for providing a one (1) year warranty (for parts and service) for each Product a Customer purchases. Distributor will not make any other warranties or representations in Accuray's name or on Accuray's behalf.

  3.18.
  Service Agreements.    Distributor will make commercially reasonable efforts to sell a Service Agreement to each customer. The terms of the Service Agreements are summarized and attached in Exhibit D attached hereto.

  3.19.
  Upgrades.    Any upgrades can be purchased at the discretion of the Distributor.

  3.20.
  First Line Field Service.    Distributor will provide to all Customers, remotely and on-site when needed, routine maintenance and service and timely response to special requests for service of all installed Products in the Territory.

  3.21.
  Spare Parts Inventory.    Distributor will maintain a spare parts inventory at its cost, as detailed under Exhibit F, to support Customers. Accuray currently offer three (3) different Distributor Spare Parts Kits, and Distributor may select which Spare Parts Kit it wishes to purchase. Distributor is willing to ship spare parts to locations outside the Territory as requested by Accuray, and Accuray will reimburse Distributor for the direct cost of such activity.

  3.22.
  Records and Reports.

  3.22.1.
  Reports.    Within thirty (30) days after the end of each quarter, Distributor will provide Accuray with a written report that includes: (i) Distributor's sales and shipments of each Product for that quarter, by dollar volume and number of units, both in the aggregate and for such categories as Accuray may designate from time to time; (ii) service reports detailing all uptime and parts warranty issues; (iii) CyberKnife utilization reports: and (iv) any other information requested by Accuray. Distributor's report will comply in form and substance with Accuray's reporting requirements, as they are determined by Accuray and communicated to Distributor in writing from time to time.

    3.22.2.
    Notification.    Distributor will promptly notify Accuray in writing of any: (i) claim or proceeding involving the Products; or (ii) claimed or suspected Product defects.

    3.22.3.
    Records.    During the term of this Agreement and for a period of three (3) years after any termination or expiration thereof, Distributor will maintain complete and accurate books, records and accounts relating to the distribution of the Products, and will permit Accuray's authorized representatives to examine them on reasonable prior notice.

  3.23.
  Compliance with Laws.

  3.23.1.
  Within the Territory.    When Products are being shipped to Distributor, unless the particular Purchase Order provides otherwise, Distributor shall be responsible for all import duties and other import, licensing and immigration formalities which must be complied with in order for the Products to be lawfully imported into the Territory or the Services to be lawfully performed in the Territory. In addition, compliance with regulatory and all other laws and regulations in the Territory are the responsibility of Distributor. Distributor will notify Accuray of any impending changes to Territory laws or regulatory requirements that pertain to, and may necessitate modifications to, the Products or Services.

  3.23.2.
  United States laws.    Distributor understands that, because it is distributing the Products and Services of Accuray, a company subject to the laws of the United States of America, Distributor must, when carrying out its duties under this Agreement, avoid violations of certain of such laws. These include, but are not necessarily limited to, the following:

  3.23.2.1.
  Restrictive Trade Practices or Boycotts, U.S. Code of Federal Regulations Title 15, Chapter VII, Part 760.

  3.23.2.2.
  Foreign Corrupt Practices Act, U.S. Code Title 15, § 78.

  3.23.2.3.
  Export Controls, imposed by U.S. Executive Order or implementing regulations of the U.S. Departments of Commerce, Defense or Treasury.

  3.23.3.
  No Illegal Activity.    Distributor and its Sub-Distributors shall not engage in any illegal activities. Accuray will not be held responsible for any activities of Distributor or its Sub-Distributor that may be considered to be illegal. For example, Accuray does not support the practice of bribes or under-the-table payments. Distributor will ensure a like clause is included in each agreement it has with its Sub-Distributors, and monitor activities of its Sub-Distributors in the Territory closely. In the event, Accuray deems that the good-will of its Products has been significantly or may potentially be affected by any such illegal activity, then Accuray reserves the right to terminate this Agreement for material breach under Section 5.3 (Termination for Cause), with no further liability to Distributor, or its Sub-Distributor. Accuray assumes no liability for any such practices and Distributor hereby indemnifies and holds Accuray, its officers and assigns, harmless from any and all such activities of Distributor or its Sub-Distributors.

  3.24.
  Translations.    To the extent it deems necessary, Accuray will translate or localize any product specifications, user manuals and promotional literature Accuray has provided to Distributor. If Accuray performs such translation, Accuray may, at its sole option, charge Distributor for the cost of translations. If Accuray does not elect to translate such materials, and Distributor decides to do so on its own, Distributor assumes all liability for as well as indemnifies and holds Accuray harmless from any and all issues and claims relating to such translations or localization. Accuray reserves the right to request review and modification of such translated materials.

  3.25.
  Insurance.    Distributor shall obtain and keep in full force and effect during the Term of this Agreement (and thereafter until all Projects as to which Accuray has accepted an Purchase Order from Distributor have been completed) all insurance required by and in compliance with local laws in the Territory, which shall be equivalent to general and products liability and workers' compensation insurance on an occurrence basis with coverage limits (i) in the normal and customary business of a medical device distributor and (ii) sufficient to provide coverage of any claim which may reasonably arise out of the actions or inactions of that party related to this Agreement or the business relationship between the parties. Distributor shall provide to Accuray from time to time while its obligation under this paragraph is in effect certificates evidencing such insurance, which certificates shall expressly provide that the underlying coverage cannot be cancelled without at least thirty (30) days' written notice to Accuray.

  3.26.
  Competing Products.    During the Term of this Agreement, Distributor will not sell, offer for sale, promote the sale of, distribute or represent in any way products or services which are competitive with the Products or Services.

4.     Compensation and Payment

  4.1.
  Compensation.    Except as otherwise provided herein, Distributor's only compensation for its efforts on Accuray's behalf shall be the margins it earns on the resale of Products and Services, and Distributor shall bear all of the expenses which it incurs in making those efforts.

  4.2.
  Payment.    Distributor shall be solely responsible for determining the creditworthiness of and collecting payment from its Customers. The risk of non-collection from the Customer will be borne entirely by Distributor, which shall be responsible for making timely payment to Accuray for Products and Services whether or not Distributor is successful in collecting from its Customer.

5.     Term and Termination

  5.1.
  Term.    The Term of this Agreement shall begin on the Effective Date and continue until                                    , unless extended or sooner terminated in accordance with this Section 5.

  5.2.
  Renewal.    This Agreement will be renewed for additional period of                        year(s), if Distributor has carried out its duties under this Agreement, including meeting the minimum volume of purchases and shipments set forth in Exhibit B, as updated in accordance with the following, and Accuray Sales & Marketing Department reasonably believes that the Distributor is following Accuray's market strategies. Accuray and Distributor will meet approximately one hundred eighty (180) days prior to the termination date and agree in writing upon a volume of business, a number of Purchase Orders, and any other terms, for the subsequent renewal period. The volume of business and number of Purchase Orders for each renewal period shall reflect an increase in units over the numbers determined for the previous period, unless Accuray reasonably determines at its sole discretion that market conditions would not so permit.

  5.3.
  Termination for Cause.    Either party may terminate this Agreement if the other party commits a material breach of this Agreement and fails to cure it within forty-five (45) days after written notice of the breach is given by the non-breaching party, provided that, as to a breach which cannot be fully cured within forty-five (45) days, then the parties shall agree in writing on a resolution plan and a reasonable timeline for such cure period, and that breach shall be deemed timely cured if the cure is completed within the agreed upon timeline. The effective date of termination shall be the date of expiration of the cure period without a cure having occurred.

  5.4.
  Termination Without Cause.    Either party may terminate this Agreement with six (6) months prior written notice to the other party. Each party shall diligently pursue its obligations under this Agreement until the date of termination.

  5.5.
  Termination Upon Change in Control.    Accuray shall have the right to terminate this Agreement in the event of a Change in Control, acquisition by a third party or a global change in distributorship structure upon six (6) months advance written notice to Distributor. A global change in distribution structure may be when Accuray, in its sole discretion and in its own best interests, determines the need to change the distribution channels, structure, or arrangements on a global basis.

  5.6.
  Effect of Termination.    In the event of termination, the effect of such termination shall be as follows:

  5.6.1.
  Sales in Process.    This Section 5.6.1 shall only apply in cases of Termination Without Cause (Section 5.4) and Termination Upon Change in Control (Section 5.5).

  5.6.1.1.
  Accuray will accept all Purchase Orders by Distributor within the six (6) months prior to the effective date of termination;

  5.6.1.2.
  Distributor shall pay the non-cancelable, nonrefundable US $450,000 deposit (in accordance with Section 3.9 (Payment)) and submit a customer contract for each Purchase Order submitted under Section 5.6.1 above within three (3) months of the date the Purchase Order was submitted to Accuray; and

  5.6.1.3.
  Distributor shall pay the balance upon presentation of documents evidencing shipment of Products to Distributor or the Customer as designated in the Purchase Order above (in accordance with Section 3.9) such shipment and related payment to be made within nine (9) months from the date of the Purchase Order was submitted to Accuray under Section 5.6.1.

  5.6.1.4.
  Failure of Distributor to meet any of the items in Sections 5.6.1.1, 5.6.1.2, or 5.6.1.3 will relieve Accuray of any obligations to Distributor hereunder.

  5.6.2.
  Transition of Activities.    Accuray and Distributor agree to negotiate in good faith an orderly transition of Distributor's distribution rights and activities and Distributor agrees to assist in the transition.

    5.6.3.
    Pending Obligations.    Each party must still fulfill any obligations, including but not limited to pending Purchase Orders, accrued on or before the effective date of such termination.

  5.7.
  Termination Transition Assistance.    Immediately following termination, as applicable, Distributor shall transfer to Accuray upon Accuray's request: Accuray's parts inventory, which Accuray will repurchase at its original cost; any regulatory clearances, licenses or permits obtained for conduct of the business in Territory; any Confidential Information; and other items as will be negotiated in good faith between the parties. Furthermore, the parties agree to cooperate fully with the other for any reasonable transition assistance required in the case of termination or expiration of this Agreement.

  5.8.
  Distributor's Right to Support.

  5.8.1.
  If Distributor has continuing obligations to support Customers, including any Service Agreements, Accuray will continue to provide support to Distributor for it to effectively support such Customers. However, in the event that Distributor fails to provide the same or greater service to any Customer, including uptime guarantees, as provided to Distributor by Accuray under the related service agreement, then Accuray shall have the right to demand that Distributor assign the Customer service agreement to Accuray.

  5.8.2.
  Alternatively, Accuray will have the right to take over support for the Customers and will reimburse Distributor for: any loss of gross revenue from the Customer that will occur less, unless already paid, the cost of support to be provided by Accuray, as reasonably determined and negotiated in good faith.

  5.9.
  No Termination Compensation.    Distributor waives any rights it may have to receive any compensation or indemnity upon termination or expiration of this Agreement, other than as expressly provided in this Agreement. Distributor acknowledges that it has no expectation and has received no assurances that any investment by Distributor in the promotion of the Products will be recovered or recouped or that Distributor will obtain any anticipated amount of profits by virtue of this Agreement.

  5.10.
  Accruals.    No termination of this Agreement will terminate any obligation of payment which has accrued prior to the effective date of such termination.

  5.11.
  Repurchase of Parts and Tools.    Within a reasonable time after the effective date of termination, Distributor can sell all parts either to Accuray or Accuray's designated distributor in the Territory all parts and tools owned by Distributor, which may still commercially reasonably be used to service a CyberKnife in the Territory, at Distributor's cost, without profit.

6.     Dispute Resolution

  6.1.
  Applicable Law.    This Agreement shall be subject to and controlled by the laws of the State of California, not including either the choice of law/conflict of laws rules of California or international treaties (such as the U.N. Convention on Contracts for the International Sale of Goods) which would otherwise be applicable in California. Distributor hereby agrees and submits to a venue in the State of California.

  6.2.
  Notification and Discussion.    Accuray and Distributor hereby irrevocably and unconditionally agree as follows: Should any dispute arise between the parties relating to this Agreement or the business relationship between the parties, such dispute shall be submitted by one or both parties, in writing, to the Chief Executive Officer of Distributor and the Chief Executive Officer of Accuray for resolution. The parties shall attempt to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy.

  6.3.
  Process.    Any controversy, claim or dispute arising out of or relating to this Agreement, including without limitation, the construction, interpretation, validity, enforcement, performance, lack or failure of performance or breach of this Agreement, or the rights, duties or liabilities of a party under this Agreement, that cannot be resolved by agreement of the parties within forty-five (45) days of the matter being raised in writing, and either party wishes to pursue the matter, the controversy, claim or dispute shall be referred to further dispute resolution processes in accordance with Exhibit E.

  6.4.
  Confidential Information.    Any breach of Accuray or Distributor intellectual property or confidential information as described in Section 7 (Confidentiality) below or related obligations of this Agreement will cause the injured party irreparable harm for which money damages shall be an inadequate remedy and difficult to ascertain. Consequently, notwithstanding anything else in this Agreement to the contrary, in the event of any such threatened or actual breach, the injured party will be entitled to seek equitable relief in any court having jurisdiction on any claim based upon the actual or imminent misuse or unauthorized disclosure of the injured party's intellectual property or confidential information, including preliminary injunctions restraining such breach and specific performance of the other party's obligations and covenants in such sections. Such equitable relief shall be in addition, and without prejudice, to any other remedies available to the injured party at law or under this Agreement for any such breach or threatened breach. If the injured party seeks injunctive relief, such action shall not constitute a waiver of the provisions of this Agreement to arbitrate, which shall continue to govern any and every dispute between the parties including, without limitation, the right of damages, permanent injunctive relief, and any other remedy at law or in equity.

7.     Confidentiality.

  7.1.
  Definition.    "Confidential Information" means: (i) any non-public information of a party, including, without limitation, any information relating to a party's current and planned products and services, technology, techniques, know-how, research, engineering, designs, finances, accounts, procurement requirements, manufacturing, customer lists, business forecasts and marketing plans; (ii) any other information of a party that is disclosed in writing and is conspicuously designated as "Confidential" at the time of disclosure or that is disclosed orally, is identified as "Confidential" at the time of disclosure, and is summarized in a writing sent by the disclosing party to the receiving party within thirty (30) days of any such disclosure; and (iii) the specific terms and pricing set forth in this Agreement.

  7.2.
  Exclusions.    The obligations in Section 7.3 will not apply to the extent any information: (i) is or becomes generally known to the public through no fault of or breach of this Agreement by the receiving party; (ii) was rightfully in the receiving party's possession at the time of disclosure, without an obligation of confidentiality; (iii) is independently developed by the receiving party without use of the disclosing party's Confidential Information; or (iv) is rightfully obtained by the receiving party from a third party without restriction on use or disclosure.

  7.3.
  Obligations.    Each party will not use the other party's Confidential Information, except as necessary for the performance of this Agreement, and will not disclose such Confidential Information to any third party, except to those of its employees and subcontractors that need to know such Confidential Information for the performance of this Agreement, provided that each such employee and subcontractor is subject to a written agreement that includes binding use and disclosure restrictions that are at least as protective as those set forth herein. Each party will use all commercially reasonable efforts to maintain the confidentiality of all of the other party's Confidential Information in its possession or control, but in no event less than the efforts that it ordinarily uses with respect to its own confidential information of similar nature and importance. The foregoing obligations will not restrict either party from disclosing the other party's Confidential Information or the terms and conditions of this Agreement: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the party required to make such a disclosure gives reasonable notice to the other party to enable it to contest such order or requirement; (ii) on a confidential basis to its legal or professional financial advisors; (iii) as required under applicable securities regulations; or (iv) on a confidential basis to present or future providers of venture capital and/or potential private investors in or acquirers of such party.

8.     Indemnities.

  8.1.
  Accuray Indemnity.    Accuray will defend or settle any action brought against Distributor to the extent that it is based upon a third-party claim that a Product, as provided by Accuray to Distributor under this Agreement, infringes any United States patent or any copyright or misappropriates any trade secret, and will pay any costs and damages made in settlement or awarded against Distributor in final judgment resulting from any such claim, provided that Distributor: (i) gives Accuray prompt notice of any such claim; (ii) gives Accuray sole control of the defense and any related settlement of any such claim; and (iii) gives Accuray, at Accuray's expense, all reasonable information, assistance and authority in connection with the foregoing. Accuray will not be bound by any settlement or compromise that Distributor enters into without Accuray's express prior written consent.

  8.2.
  Products Liability Indemnity.    Accuray will defend or settle any action brought against Distributor to the extent that it is based upon a third-party claim that a Product, as provided by Accuray to Distributor under this Agreement is unsafe when used according to Accuray's written product specifications for its intended use, and will pay any costs and damages made in settlement or awarded against Distributor in final judgment resulting from any such claim, provided that Distributor: (i) gives Accuray prompt notice of any such claim; (ii) gives Accuray sole control of the defense and any related settlement of any such claim; and (iii) gives Accuray, at Accuray's expense, all reasonable information, assistance and authority in connection with the foregoing. Accuray will not be bound by any settlement or compromise that Distributor enters into without Accuray's express prior written consent.

  8.3.
  Injunctions.    If Distributor's rights to use and distribute a Product under the terms of this Agreement is, or in Accuray's opinion is likely to be, enjoined due to the type of claim specified in Section 8.1 (Accuray Indemnity), then Accuray may, at its sole option and expense: (i) procure for Distributor the right to continue to use and distribute such Product under the terms of this Agreement; (ii) replace or modify such Product so that it is non-infringing; or (iii) if options (i) and (ii) above cannot be accomplished despite Accuray's reasonable efforts, then Accuray may terminate Distributor's rights and Accuray's obligations hereunder with respect to such Product and credit to Distributor the pro-rated portion amounts paid for such Product during the twelve (12) months prior to the date Accuray issues such a credit, provided that all units of such Product are returned to Accuray in an undamaged condition.

  8.4.
  Indemnity Exclusions.    Accuray will have no obligation under Sections 8.1 (Accuray Indemnity) or 8.2 (Products Liability Indemnity) for any third-party claim to the extent that such claim results from: (i) use of any Products not in accordance with Accuray's written product specifications; (ii) use or combination of the Products with other items, such as other equipment, processes, programming applications or materials not furnished by Accuray; (iii) compliance by Accuray with Distributor's or Distributor's customer's designs, specifications or instructions; (iv) modifications to a Product not made by or at the express written direction of Accuray; (v) Distributor's failure to use updated or modified Products provided by Accuray; (vi) Distributor's use or distribution of a Product other than in accordance with this Agreement or (vii) Distributors contracts with other manufacturers, including Elekta and manufacturers of products and services that compete with Accuray. The foregoing clauses (i) to (vii) are referred to collectively as "Indemnity Exclusions".

  8.5.
  Limitation.    THE FOREGOING PROVISIONS OF THIS SECTION 8 SET FORTH ACCURAY'S SOLE AND EXCLUSIVE LIABILITY AND DISTRIBUTOR'S SOLE AND EXCLUSIVE REMEDY FOR ANY CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS OR PROPRIETARY RIGHTS OF ANY KIND OR PRODUCTS LIABILITY.

  8.6.
  Distributor Indemnity.    Distributor will defend or settle, indemnify and hold Accuray harmless from any liability, damages and expenses (including court costs and reasonable attorneys' fees) arising out of or resulting from any third-party claim based on or otherwise attributable to: (i) Distributor's acts or omissions; (ii) any misrepresentations made by Distributor with respect to Accuray or the Products or Services; or (iii) an Indemnity Exclusion.

9.     Liability.

  9.1.
  Exclusion of Certain Damages.    IN NO EVENT WILL ACCURAY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR REVENUE, LOSS OF USE, LOST BUSINESS OPPORTUNITIES OR LOSS OF GOODWILL), OR FOR THE COSTS OF PROCURING SUBSTITUTE PRODUCTS, ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF ANY ACCURAY PRODUCTS OR SERVICES PROVIDED BY ACCURAY, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, WHETHER OR NOT ACCURAY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. THE PARTIES HAVE AGREED THAT THESE LIMITATIONS WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

  9.2.
  Total Liability.    ACCURAY'S TOTAL LIABILITY TO DISTRIBUTOR UNDER THIS AGREEMENT, FROM ALL CAUSES OF ACTION AND UNDER ALL THEORIES OF LIABILITY, WILL BE LIMITED TO THE PAYMENTS ACTUALLY RECEIVED FROM DISTRIBUTOR UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE A CLAIM FOR LIABILITY ARISES HEREUNDER.

  9.3.
  Basis of Bargain.    The parties expressly acknowledge and agree that Accuray has set its prices and entered into this Agreement in reliance upon the limitations of liability specified herein, which allocate the risk between Accuray and Distributor and form an essential basis of the bargain between the parties.

10.   Miscellaneous Provisions

  10.1.
  Publicity.    Distributor may not use Accuray's name or trademarks on its literature, signs, or letterhead, nor may it make press releases or other public statements disclosing its relationship with Accuray under this Agreement or otherwise without the prior written consent of Accuray, which shall not be unreasonably withheld.

  10.2.
  Good Will.    Distributor agrees that it will help develop and work to preserve the good will of Accuray within the Territory, and will not unreasonably harm that good will. In the event of termination of this Agreement for any reason, Distributor will not do anything to unreasonably harm the good will of Accuray within the Territory.

  10.3.
  Titles.    Titles of the various paragraphs and sections of this Agreement are for ease of reference only and are not intended to change or limit the language contained in those paragraphs and sections.

  10.4.
  Assignment.    Neither party may assign this Agreement without the other party's prior written consent. However, Accuray may assign this Agreement, without Distributor's consent, to an affiliate or to a successor or acquirer, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of Accuray's assets or the sale of that portion of Accuray's business to which this Agreement relates. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties' permitted successors and assigns.

  10.5.
  Notices.    All notices required or permitted under this Agreement will be in writing and delivered in person, effective immediately, by overnight delivery service, effective two (2) business days after deposit with the carrier, or by registered or certified mail, postage prepaid with return receipt requested, effective five (5) business days after deposit with the carrier. All communications will be sent to the addresses set forth below or to such other address as may be specified by either party in writing to the other party in accordance with this Section.

To Accuray:	To Distributor:
Accuray Incorporated
Attention: Chief Financial Officer
1310 Chesapeake Terrace
Sunnyvale, CA 94089
with cc to: General Counsel
  10.6.
  Waiver.    The waiver of any breach or default of any provision of this Agreement will not constitute a waiver of any other right hereunder or of any subsequent breach or default.

  10.7.
  Severability.    If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

  10.8.
  Survival.    The expiration or termination of this Agreement for any reason will not release either party from any liabilities or obligations set forth herein which (a) the parties have expressly agreed will survive any such expiration or termination; or (b) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration. In addition to the foregoing, the following provisions shall survive any termination or expiration of this Agreement: Section 2.7 (Warranty); Section 2.8.3 (Warranty Exclusions); Section 3.17 (Warranty); Section 3.25 (Insurance); Section 5.6 (Effect

    of Termination); Section 5.7 (Termination Transition Assistance); Section 5.8 (Distributor's Right to Support); Section 6 (Dispute Resolution); Section 7 (Confidentiality); Section 8 (Indemnities); Section 9 (Liability) and Section 10 (Miscellaneous Provisions).

  10.9.
  Force Majeure.    Neither party will be responsible for any failure or delay in its performance under this Agreement (except for the payment of money) due to causes beyond its reasonable control, including, but not limited to, labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, raw materials or supplies, war, acts of terror, riot, acts of God or governmental action.

  10.10.
  Amendments.    Any amendment or modification of this Agreement must be made in writing and signed by duly authorized representatives of each party. For Accuray, a duly authorized representative must be any of the following: CEO, CFO, or General Counsel.

  10.11.
  English Language Requirement.    This Agreement is written in the English Language as spoken and interpreted in the United States of America, and such language and interpretation shall be controlling in all respects.

  10.12.
  Entire Agreement.    This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, representations and warranties, written and oral. If any part of the terms and conditions stated herein are held void or unenforceable, such part will be treated as severable, leaving valid the remainder of the terms and conditions.

  10.13.
  Counterparts.    This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

DISTRIBUTOR:	ACCURAY INCORPORATED:
By:	By:
Print name:	Print name: Robert E. McNamara
Title:	Title: Sr. Vice President & Chief Financial Officer
Date:	Date:

        The undersigned acknowledges that the terms and conditions of this Agreement meet the policies and procedures of Accuray.

Signed:	Dated:
General Counsel, Accuray Incorporated

SIGNATURE PAGE TO INTERNATIONAL DISTRIBUTOR AGREEMENT

EXHIBIT A

PRODUCTS AND SERVICES (INCLUDING CURRENT PRICING)

BASE CYBERKNIFE® G4 CONFIGURATION—DISTRIBUTOR PRICING

QTY	PRODUCT DESCRIPTION	PART #'s	PRICE IN USD	PRICE IN EURO
	CYBERKNIFE® ROBOTIC RADIOSURGERY SYSTEM	022986	TBD	TBD
ROBOTIC TREATMENT DELIVERY SYSTEM
	Imaging System	021942	Incl.	Incl.
1	In-floor Imaging Frame		Incl.	Incl.
2	Amorphous Silicon Detectors (40 cm × 40 cm)		Incl.	Incl.
2	X-Ray Generators		Incl.	Incl.
2	X-Ray Sources		Incl.	Incl.
1	Rack mounted Imaging System PC		Incl.	Incl.
	Linear Accelerator	021938	Incl.	Incl.
1	Compact 6MV Linac—600 MU/minute dose rate		Incl.	Incl.
1	Secondary Collimator Kit—5 mm, 7.5 mm, 10 mm, 12.5 mm, 15 mm, 20 mm, 25 mm, 30 mm, 35 mm, 40mm, 50 mm, 60 mm, Blank, Laser Collimator		Incl.	Incl.
1	Control Modulator Control Chassis		Incl.	Incl.
1	Contact Detection System		Incl.	Incl.
	Robotic Manipulator System	022866	Incl.	Incl.
1	Robotic Manipulator KR240		Incl.	Incl.
1	Manipulator Control Software		Incl.	Incl.
1	In-Floor Manipulator Frame		Incl.	Incl.
	AXUM™ Automated Patient Positioning System	020680	Incl.	Incl.
1	Treatment Couch and Couchtop		Incl.	Incl.
1	Treatment Couch Controller Software		Incl.	Incl.
1	Treatment Couch Hand Pendant		Incl.	Incl.
1	Treatment Couch Readout Display		Incl.	Incl.
1	Treatment Couch Head Baseplate		Incl.	Incl.
2	Med-Tec Indexed CT Overlay Kits (CT Overlay + Head Baseplate)		Incl.	Incl.
	Sub-System Controls and Hardware Components	Various	Incl.	Incl.
1	SGI Octane II Workstation (Treatment Delivery Computer)		Incl.	Incl.
	21" Flat Panel Display		Incl.	Incl.
1	Equipment Rack		Incl.	Incl.
1	Operator Control Console		Incl.	Incl.
1	Interface Control Chassis		Incl.	Incl.
1	E-Stop Control Chassis		Incl.	Incl.
1	Target Locating Subsystem Control Chassis		Incl.	Incl.
1	Power Distribution Unit		Incl.	Incl.
1	17" High resolution CRT Monitor		Incl.	Incl.

1	Keyboard & Mouse		Incl.	Incl.
1	Serial Port Server		Incl.	Incl.
1	SMART (Uninterruptible Power Supply)		Incl.	Incl.
1	2550n HP Color Laser Printer		Incl.	Incl.
	Treatment Delivery System Software	Various	Incl.	Incl.
1	Treatment Delivery Software		Incl.	Incl.
1	Treatment Delivery Software License		Incl.	Incl.
1	Cranial Treatment Skull Tracking License		Incl.	Incl.
1	Extra-cranial Treatment with Fiducial Tracking License		Incl.	Incl.
1	Patient Record Database		Incl.	Incl.
TREATMENT PLANNING SYSTEM
	CyRIS™ MultiPlan—Treatment Planning System	021695	Incl.	Incl.
1	DELL Precision Workstation (Desktop or Minitower—Model 370 or Higher)		Incl.	Incl.
Monitor:(1) 20" Flat Panel Monitor—Model: Samsung Syncmaster 213T Flat Panel
1 Year Manufacturer (DELL) Warranty
1	Product Software
Microsoft Windows XP Professional SP1, NTFS w/Media
1 (Perpetual) License MultiPlan—Treatment Planning System
1	Startup Wizard and Planning Templates
CLINICAL APPLICATION MODULES
	Synchrony™ Respiratory Tracking System	023119	Incl.	Incl.
1	Synchrony computer and Synchrony software		Incl.	Incl.
1	Synchrony Camera Array		Incl.	Incl.
1	Fiber Optic Interface Kit		Incl.	Incl.
1	Synchrony Single-Patient Use Starter Kit (3 individual patient kits)		Incl.	Incl.
Each Single-Patient Use kits contains:
—Synchrony Tracking Vest (small, medium or large)
—Tracking Marker Assembly (3 Markers attached to cables and a connector)
—Kit Storage Pouch with IFU & Identification Card
ACCESSORIES & TRAINING
	QA Tools	020580	Incl.	Incl.
1	Anthropomorphic 6D Head Phantom		Incl.	Incl.
1	Ball Cube		Incl.	Incl.
1	Pre-notched Dosimetry Film (20 Pieces)		Incl.	Incl.
1	Digital Level (1/10 degree)		Incl.	Incl.

1	Ion Chamber Test Fixture		Incl.	Incl.
1	ISO Post Assembly		Incl.	Incl.
1	Alignment Ball		Incl.	Incl.
1	Pointer Calibration & Front Pointer		Incl.	Incl.
1	AQA Tools		Incl.	Incl.
	Manuals	Various	Incl.	Incl.
1	CyberKnife® System Manuals		Incl.	Incl.
1	Robotic Manipulator System Manuals		Incl.	Incl.
1	Chiller Manual		Incl.	Incl.
1	X-ray Detector Manuals		Incl.	Incl.
1	Accuray 6MEV Medical X-ray CD		Incl.	Incl.
	Training		Incl.	Incl.
1	Technical & Clinical—5 people		Incl.	Incl.
1	Onsite Training for first patient treatment		Incl.	Incl.
1	Basic Physics and QA		Incl.	Incl.
NOTE	Products may not all be available in all countries, as product availability is subject to proper regulatory approval in each country. All prices shown in USD or Euros as specified.
	ADDITIONAL OPTIONS	PART #	PRICE IN USD	PRICE IN EURO
	Synchrony™ Respiratory Tracking System Accessories
1	Synchrony Single-Patient Use Kit, 5 Pack, Small	20904	TBD	TBD
1	Synchrony Single-Patient Use Kit, 5 Pack, Medium	20905	TBD	TBD
1	Synchrony Single-Patient Use Kit, 5 Pack, Large	20906	TBD	TBD
1	Synchrony Single-Patient Use Kit, 10 Pack, Small	20883	TBD	TBD
1	Synchrony Single-Patient Use Kit, 10 Pack, Medium	20891	TBD	TBD
1	Synchrony Single-Patient Use Kit, 10 Pack, Large	20893	TBD	TBD
1	Synchrony Patient Kit, 10 Pack, Assorted	20894	TBD	TBD
	Includes 3 Small, 4 Medium & 3 Large Vests
	Xsight™ Spine Tracking System	22078	TBD	TBD
1	1 Perpetual License Fiducial-Less Spine Tracking Software
1	1 Xsight QA Phantom	20855
	SGI Computer Upgrade Components
1	73 BG Hard Drive	20534	TBD	TBD
1	SGI 181 GB Hard Drive	20533	TBD	TBD
1	SGI Memory, 1GB (2 × 512Mb)	18672	TBD	TBD
1	Cable Kit Add Octane to Hub	18326	TBD	TBD
1	20' Flat Panel Monitor	20483	TBD	TBD

	CyRIS™ InView—Image Fusion and Contouring Station	22086
1	DELL Precision Workstation (Desktop or Minitower—Model 370 or Higher)		TBD	TBD
	Monitor: (1) 21" Flat Panel Monitor—Model: Samsung Syncmaster 213T Flat Panel
	1 Year Manufacturer (DELL) Warranty
1	Product Software
	Microsoft Windows XP Professional SP1, NTFS w/Media
	1 Perpetual License InView—Image Fusion and Contouring Station
1	Software Maintenance Fee		TBD	TBD
	Maintenance Fee of TBD/yr/System will also be billed at the anniversary of installation and every year thereafter
	CyRIS™ MultiPlan—Treatment Planning System	21695
1	DELL Precision Workstation (Desktop or Minitower—Model 370 or Higher)		TBD	TBD
	Monitor: (1) 20" Flat Panel Monitor—Model: Samsung Syncmaster 213T Flat Panel
	1 Year Manufacturer (DELL) Warranty
1	Product Software
	Microsoft Windows XP Professional SP1, NTFS w/Media
	1 Perpetual License MultiPlan—Treatment Planning System
1	Software Maintenance Fee		TBD	TBD
	Maintenance Fee of TBD/yr/System will also be billed at the anniversary of installation and every year thereafter
	Additional Patient Setup Items
1	Additional Indexed CT Overlay Kits (CT Overlay + Head Baseplate)		TBD	TBD
1	CT Top Kit—Siemens Volume	20775	TBD	TBD
1	CT Top Kit—Siemens Somatom	20776	TBD	TBD
1	CT Top Kit—GE LiteSpeed	20777	TBD	TBD
1	CT Top Kit—GE Discovery	20778	TBD	TBD
1	CT Top Kit—GE HiSpeed	20779	TBD	TBD
1	Immobilization Starter Kit	021037	TBD	TBD
	Body Treatment Fiducial Kit
1	Fiducial Instrument Set	18985	TBD	TBD
1	Single Pk Fiducial	19005	TBD	TBD
1	5 Pk Fiducial	19006	TBD	TBD
1	10 Pk Fiducial	19007	TBD	TBD
	Additional QA Options
1	Alignment jig 6D—20cm	17722	TBD	TBD

1	Head Phantom Kit (contains ball cube)	18161	TBD	TBD
1	GAF Chromic Film (20 pack)	17895	TBD	TBD
1	Film Ball cube (20 pack)	19366	TBD	TBD
1	Body Phantom Kit (contains film cube)	17801	TBD	TBD
1	Color Dye Diffuse Printer (Upgrade) (Not defined or Released)	TBD	TBD	TBD
1	AQA Tools	22349	TBD	TBD
	System Installation		TBD	TBD
1	Floor Frame Install
1	System Qualification
1	Installation Kit
	Extended Parts Warranty (Parts Only, No Labor)		TBD	TBD
	One Year—Replacement of Defective Parts
	Emerald Agreement (Basic Service and Parts)		TBD	TBD
	Requires Distributor to provide First-Line Field Service.
	Includes service for up to 2 Multiplan and 3 InView systems
	Ruby Agreement (Software Upgrades, Basic Service and Parts)		TBD	TBD
	Requires Distributor to provide First-Line Field Service.
	Includes service for up to 2 Multiplan and 3 InView systems
	Diamond Agreement (Software & Hardware Upgrades, Basic Service & Parts)		TBD	TBD
	Requires Distributor to provide First-Line Field Service.
	Includes service for up to 2 Multiplan and 3 InView systems
NOTE	Products may not all be available in all countries, as product availability is subject to proper regulatory approval in each country. All prices in USD or Euros as specified.

BASE CYBERKNIFE® G3 CONFIGURATION—DISTRIBUTOR PRICING

QTY	PRODUCT DESCRIPTION	PART #'s	PRICE IN USD	PRICE IN EURO
	CYBERKNIFE® ROBOTIC RADIOSURGERY SYSTEM	21682	TBD	TBD
ROBOTIC TREATMENT DELIVERY SYSTEM
	Imaging System	20829	Incl.	Incl.
1	Imaging Stands (Low)		Incl.	Incl.
2	Amorphous Silicon Detectors (20 cm × 20 cm)		Incl.	Incl.
2	X-Ray Generators		Incl.	Incl.
2	X-Ray Sources		Incl.	Incl.
1	Rack mounted Target Locating PC		Incl.	Incl.
(Requires Octane Software—See CyberKnife Software System below)
	Linear Accelerator	20404	Incl.	Incl.
1	Compact 6MV Linac—400 MU/minute		Incl.	Incl.
1	Secondary Collimator Kit—5 mm, 7.5 mm, 10 mm, 12.5 mm, 15 mm, 20 mm, 25 mm, 30 mm, 35 mm, 40mm, 50 mm, 60 mm, Blank, Laser Collimator		Incl.	Incl.
1	Control Modulator Control Chassis		Incl.	Incl.
	Robotic Manipulator System	20554	Incl.	Incl.
1	Robot Manipulator KR210		Incl.	Incl.
1	Robot Control Software		Incl.	Incl.
	AXUM™ Automated Patient Positioning System	20680	Incl.	Incl.
1	AXUM™ Treatment Couch
1	AXUM™ Treatment Couchtop
1	AXUM™ Controller Software
1	AXUM™ Hand Pendant
1	AXUM™ Readout Display
1	AXUM™ Head Baseplate
2	Med-Tec Indexed CT Overlay Kits (CT Overlay + Head Baseplate)
	Sub-System Controls and Hardware Components	Various	Incl.	Incl.
1	Equipment Rack		Incl.	Incl.
1	Operator Control Console		Incl.	Incl.
1	Interface Control Chassis		Incl.	Incl.
1	E-Stop Control Chassis		Incl.	Incl.
1	Target Locating Subsystem Control Chassis		Incl.	Incl.
1	Power Distribution Unit		Incl.	Incl.
1	17" High resolution CRT Monitor		Incl.	Incl.
1	Keyboard & Mouse		Incl.	Incl.
1	Serial Port Server		Incl.	Incl.
1	SGI Octane II Workstation (Primary Treatment Delivery System and Treatment Planning System)		Incl.	Incl.

	21" Flat Panel (Optional 21" CRT Monitor Available—see options section)
1	SMART (Uninterruptible Power Supply)		Incl.	Incl.
1	2550n HP Color Laser Printer		Incl.	Incl.
	Treatment Delivery System Software	20389	Incl.	Incl.
1	Octane Software		Incl.	Incl.
1	Treatment Delivery Software License		Incl.	Incl.
1	Cranial Treatment Skull Tracking License		Incl.	Incl.
1	Extra-cranial Treatment with Fiducial Tracking License		Incl.	Incl.
1	Patient Record Database		Incl.	Incl.
	TREATMENT PLANNING SYSTEM
	CyRIS™ MultiPlan™—Treatment Planning System	21695	Incl.	Incl.
1	DELL Precision Workstation (Desktop or Minitower—Model 370 or Higher)
	Monitor: (1) 20" Flat Panel Monitor—Model: Samsung Syncmaster 213T Flat Panel
	1 Year Manufacturer (DELL) Warranty
	Product Software
	Microsoft Windows XP Professional SP1, NTFS w/Media
	1 Perpetual License MultiPlan—Treatment Planning System
	CLINICAL APPLICATION MODULES
	Synchrony™ Respiratory Tracking System	23119	Incl.	Incl.
1	Synchrony computer and Synchrony software		Incl.	Incl.
1	Synchrony Camera Array		Incl.	Incl.
1	Fiber Optic Interface Kit		Incl.	Incl.
1	Synchrony Single-Patient Use Starter Kit (3 individual patient kits)		Incl.	Incl.
	Each Single-Patient Use kits contains:
	—Synchrony Tracking Vest (small, medium or large)
	—Tracking Marker Assembly (3 Markers attached to cables and a connector)
	—Kit Storage Pouch with IFU & Identification Card
	ACCESSORIES & TRAINING
	QA Tools	20580	Incl.	Incl.
1	Anthro 6D Head Phantom	18880	Incl.	Incl.
1	Ball Cube	19364	Incl.	Incl.
1	Pre-notched Dosimetry Film (20 Pieces)	19366	Incl.	Incl.
1	Digital Level (1/10 degree)	17832	Incl.	Incl.

1	Ion Chamber Test Fixture	10181	Incl.	Incl.
1	Assy ISO Post	18901	Incl.	Incl.
1	Alignment Ball	16954	Incl.	Incl.
1	Pointer Calibration & Front Pointer	010370 & 016997	Incl.	Incl.
1	AQA Tools		Incl.	Incl.
	Manuals and CD's	Various	Incl.	Incl.
1	CyberKnife® System Manuals & CD's		Incl.	Incl.
1	Kuka® Manipulator System Manuals		Incl.	Incl.
1	Chiller Manual		Incl.	Incl.
1	X-ray Detector Manuals		Incl.	Incl.
1	Accuray 6MEV Medical X-ray CD		Incl.	Incl.
	Training		Incl.	Incl.
1	Technical & Clinical—5 people		Incl.	Incl.
1	Onsite Training for first patient treatment		Incl.	Incl.
1	Basic Physics and QA		Incl.	Incl.
NOTE	Products may not all be available in all countries, as product availability is subject to proper regulatory approval in each country. All prices in USD or Euros as specified.
	ADDITIONAL OPTIONS	PART #	PRICE IN USD	PRICE IN EURO
	Synchrony™ Respiratory Tracking System Accessories
1	Synchrony Single-Patient Use Kit, 5 Pack, Small	20904	TBD	TBD
1	Synchrony Single-Patient Use Kit, 5 Pack, Medium	20905	TBD	TBD
1	Synchrony Single-Patient Use Kit, 5 Pack, Large	20906	TBD	TBD
1	Synchrony Single-Patient Use Kit, 10 Pack, Small	20883	TBD	TBD
1	Synchrony Single-Patient Use Kit, 10 Pack, Medium	20891	TBD	TBD
1	Synchrony Single-Patient Use Kit, 10 Pack, Large	20893	TBD	TBD
1	Synchrony Patient Kit, 10 Pack, Assorted	20894	TBD	TBD
	Includes 3 Small, 4 Medium & 3 Large Vests
	Xsight™ Spine Tracking System	22078	TBD	TBD
	1 Perpetual License Fiducial-Less Spine Tracking Software
	1 Xsight QA Phantom	20855
	Linear Accelerator Upgrade: 600 MU/minute	23120	TBD	TBD
	Imaging System Upgrade		TBD	TBD
1	Imaging System Upgrade: In Floor	23121	TBD	TBD
1	Imaging System Upgrade: On Floor	23122	TBD	TBD
	SGI Computer Upgrade Components
1	73 BG Hard Drive	20534	TBD	TBD

1	SGI 181 GB Hard Drive	20533	TBD	TBD
1	SGI Memory, 1GB (2 × 512Mb)	18672	TBD	TBD
1	Cable Kit Add Octane to Hub	18326	TBD	TBD
1	20' Flat Panel Monitor	20483	TBD	TBD
	CyRIS™ InView—Image Fusion and Contouring Station	22086
1	DELL Precision Workstation (Desktop or Minitower—Model 370 or Higher)		TBD	TBD
	Minimal Processing Capability: Intel Pentium IV, 3.2GHz, Intel EM64T, 1m L2 Cache, 800 FSB MHz CPU
	Memory (RAM)—4GB, 533MHz, DDR2 ECC SDRAM 4X1GB
	Hard Drive: Minimum Capacity: 160 GB SATA 7200 RPM
	Video Card: nVidia, Quadro 3400, 256MB, Dual VGA or DVI or Better		Incl.
	Key Board: Entry Level Keyboard PS/2, No Hot Keys
	CD-ROM: 48x CD-RW and 16 XD DVD+/-RW
	Mouse: DELL USB 2-Button Optical Mouse with Scroll
	Monitor: (1) 21" Flat Panel Monitor—Model: Samsung Syncmaster 213T Flat Panel		Incl.
	1 Year Manufacturer (DELL) Warranty
	Product Software
	Microsoft Windows XP Professional SP1, NTFS w/Media
	1 Perpetual License InView—Image Fusion and Contouring Station
	Software Maintenance Fee		TBD	TBD
	Maintenance Fee of TBD/yr/System will also be billed at the anniversary of installation and every year thereafter
	CyRIS™ MultiPlan—Treatment Planning System	21695	TBD	TBD
1	DELL Precision Workstation (Desktop or Minitower—Model 370 or Higher)
	Monitor: (1) 20" Flat Panel Monitor—Model: Samsung Syncmaster 213T Flat Panel		Incl.
	1 Year Manufacturer (DELL) Warranty
	Product Software
	Microsoft Windows XP Professional SP1, NTFS w/Media
	1 Perpetual License MultiPlan—Treatment Planning System
	Software Maintenance Fee		TBD	TBD
	Maintenance Fee of TBD/yr/System will also be billed at the anniversary of installation and every year thereafter

	Additional Patient Setup Items
1	Additional Indexed CT Overlay Kits (CT Overlay + Head Baseplate)		TBD	TBD
1	CT Top Kit—Siemens Volume	20775	TBD	TBD
1	CT Top Kit—Siemens Somatom	20776	TBD	TBD
1	CT Top Kit—GE LiteSpeed	20777	TBD	TBD
1	CT Top Kit—GE Discovery	20778	TBD	TBD
1	CT Top Kit—GE HiSpeed	20779	TBD	TBD
1	Immobilization Starter Kit	021037	TBD	TBD
	Body Treatment Fiducial Kit
1	Fiducial Instrument Set	18985	TBD	TBD
1	Single Pk Fiducial	19005	TBD	TBD
1	5 Pk Fiducial	19006	TBD	TBD
1	10 Pk Fiducial	19007	TBD	TBD
	Additional QA Options
1	Alignment jig 6D—20cm	17722	TBD	TBD
1	Head Phantom Kit (contains ball cube)	18161	TBD	TBD
1	GAF Chromic Film (20 pack)	17895	TBD	TBD
1	Film Ball cube (20 pack)	19366	TBD	TBD
1	Body Phantom Kit (contains film cube)	17801	TBD	TBD
1	Color Dye Diffuse Printer (Upgrade) (Not defined or Released)	TBD	TBD	TBD
	System Installation		TBD	TBD
1	Floor Frame Install
1	System Qualification
1	Installation Kit
	Extended Parts Warranty (Parts Only, No Labor)		TBD	TBD
	One Year—Replacement of Defective Parts
	Emerald Agreement (Basic Service and Parts)		TBD	TBD
	Requires Distributor to provide First-Line Field Service.
	Includes service for up to 2 Multiplan and 3 InView systems
	Ruby Agreement (Software Upgrades, Basic Service and Parts)		TBD	TBD
	Requires Distributor to provide First-Line Field Service.
	Includes service for up to 2 Multiplan and 3 InView systems
	Diamond Agreement (Software & Hardware Upgrades, Basic Service & Parts)		TBD	TBD
	Requires Distributor to provide First-Line Field Service.
	Includes service for up to 2 Multiplan and 3 InView systems
NOTE	Products may not all be available in all countries, as product availability is subject to proper regulatory approval in each country. All prices in USD or Euros as specified.

EXHIBIT B

PRODUCT AND SERVICE MINIMUM VOLUMES

        Distributor agrees to purchase and pay for, at a minimum, during the initial term of the contract and Accuray shall ship, Systems on the dates specified below:

  •
  TBD

EXHIBIT C

TRAINING

        Training is included with the purchase of a CyberKnife to the extent listed in Exhibit A. Accuray will be responsible for the travel and accommodation expenses of its personnel. Distributor will be responsible for the travel and accommodation expenses of Customer and any Distributor personnel.

        Additional training maybe purchased from Accuray according to the following price list, which may be updated from time to time.

Additional Training
#	Course	Duration	Price †
1	CyberKnife Product Training—Surgeon	1.5 Days	TBD
1	CyberKnife Product Training—RTT	1.5 Days	TBD
1	CyberKnife Product Training—Radiation Oncologist	2.5 Days	TBD
1	CyberKnife Product Training—Physicist	4.5 Days	TBD

†
Payable to the Accuray Training Department in advance. Training will be held at Accuray Corporate Headquarters or at a designated training center. Travel and accommodation not included.

EXHIBIT D

ACCURAY INTERNATIONAL SERVICE AGREEMENTS TERMS SUMMARY ±

	Terms	Accuray to Customer U$D Pricing	Accuray to Distributor U$D Pricing	Accuray to Distributor €uro Pricing
Extended Parts Warranty	• Term: 1 year (after Standard Warranty Year), Optional 2nd • Replacement Parts only • No Updates or Bug Fixes • No Upgrades • No Uptime Guarantee • No Labor	$175,000 / year	TBD	TBD
Emerald Elite	• Term: 4 years (incl. Standard Warranty Year), Optional 5th
• All Parts included
• Updates & Bug Fixes only
• No Upgrades
• Service: 8am—9pm local time
• First Line Field Service—Distributor, 1 hour Response Time
• Escalated Service—Accuray, 24 hour Response Time
	• Uptime: 95% ‡‡	$275,000 / year $72,000 / quarter $25,000 / month	TBD	TBD
Ruby Elite
• Term: 4 years (incl. Standard Warranty Year), Optional 5th
• All Parts included
• Updates & Bug Fixes
• Upgrades (2 SW/year)—when and if available
• Service: 8am—9pm local time
• First Line Field Service—Distributor, 1 hour Response Time
• Escalated Service—Accuray, 24 hour Response Time
	• Uptime: 95% ‡‡	$380,000 / year $98,000 / quarter $34,000 / month	TBD	TBD

Diamond Elite	• Term: 4 years (incl. Standard Warranty Year), Optional 5th
• All Parts included
• Upgrades (2 HW or SW/year)—when and if available
• Service: 8am—9pm local time
• First Line Field Service—Distributor, 1 hour Response Time
• Escalated Service—Accuray, 24 hour Response Time
	• Uptime: 95% ‡‡	$460,000 / year $120,000 / quarter $41,000 / month	TBD	TBD
Additional Upgrade Agreement	• Term: 1, 2, 3 or 4 years • Upgrades (2/year)—when and if available) • Available only to customers with currently effective, paid-up Diamond Elite Service Agreement	$200,000 / year	TBD	TBD

±
Int'l Agreements are not cancelable.

‡
Distributor is required under all agreements to provide end customer with same or greater service (including Uptime guarantees) as provided by Accuray.

‡‡
Penalty for failure to meet Uptime guarantee—1 week additional service for each percentage point below 95% (Accuray provides parts, Distributor provides labor for penalty period).

SAMPLE SERVICE AGREEMENTS

        The following are samples of the Distributor to Customer versions of the Service Agreements with U.S. Dollar pricing. The sample Service Agreements are by way of example only, and, subject to Section 2.4 (Product and Service Pricing), the specific terms of the agreements are subject to change without notice.

CYBERKNIFE® INTERNATIONAL DIAMOND ELITE SERVICE AGREEMENT

        Note: Pursuant to the terms of Distributor's Service Agreement with Accuray, you must provide service equal to or greater than the following terms.

1.
Scope of Service.    This Diamond Elite Service Agreement ("Agreement") is made by and between Accuray Incorporated's ("Accuray") authorized Distributor,                                     ("Distributor"), located at                                    , and                                    ("Customer"), for Distributor to provide planned maintenance service when scheduled by Accuray and corrective maintenance service when requested by Customer to maintain the CyberKnife System installed at Customer's site at                                    ("System") so that it performs substantially in accordance with the Specifications (User Manuals and Reference Guides) defined for the System revision as installed and/or upgraded.

1.1.
Effective Date.    This Agreement shall be effective as of demonstration of acceptance testing by Distributor as described in the CyberKnife Quotation and Purchase Agreement dated                                    , 2005 and signed by the parties, or the expiration of any prior service or warranty agreement, if applicable.

1.2.
Definitions:

1.2.1.
Bug Fix    means an error correction or minor change in the existing software and/or hardware configuration that is required in order to enable the existing software and/or hardware configuration to perform to the existing functional specification(s).

1.2.2.
Update    means a release of the software or a change to the existing hardware containing substantially only error corrections, minor new features, functionality and/or performance improvements, but that would not be required for the existing software and/or hardware configuration to perform to the existing functional specification(s) of that particular product. Such Update would not necessarily replace or extend the life of the existing software and/or hardware configuration of the product. For example, an Update of software would be indicated where the version number is changed by incrementing the numeric digits to the right of the decimal point, e.g., versions 1.1, 1.2, 1.3, and 1.4 would each be Updates of the software.

1.2.3.
Upgrade/Enhancement    means a release of the software or a change to the existing hardware containing major new features, functionality and/or performance improvements that would enable the existing software and/or hardware configuration to perform to the level of the next version of the software and/or hardware configuration and designed to replace the older software and/or hardware version of the same product and/or extend the useful life of that product. For example, an Upgrade/Enhancement of software would be indicated where the version number is changed by incrementing the numeric digits to the left of the decimal point, e.g., versions 1.0, 2.0, 3.0, and 4.0 would each be Upgrades/Enhancements of the software.

1.2.4.
New Version/New Product    means a release of the software or a change to the hardware that may or may not work with the existing software and/or hardware configuration, but that in its totality requires, in Accuray's sole opinion, enough change to the software and/or hardware configuration to be considered a New Version or New Product.

    1.2.5.
    Exclusions    Upgrades/Enhancements that have a list price of greater than $200,000 per Upgrade/Enhancement are specifically excluded from this Agreement. However, Upgrades/Enhancements that have a higher list price may be offered as more than a single Upgrade/Enhancement to Customers under this Agreement. If Upgrades/Enhancements that have a higher list price are offered as more than a single Upgrade/Enhancement then they will be offered as such to all customers. Examples of such components that would likely fall into this category are: the robot, and the patient couch. New Versions and New Products are also specifically excluded.

    1.2.6.
    Consumables    means items that are not necessarily part of the CyberKnife system, but are consumed as part of the operation of the CyberKnife system, for example fiducials.

2.
Service Period.

2.1.
The Agreement Term    shall be for an initial period of four (4) years (years 1, 2, 3, & 4) from the Effective Date of this Agreement, including the warranty year, with an optional fifth year. There is no payment required under this Agreement in the first year ("Year 1" or the "Warranty Year"). Customer may elect to receive an additional optional fifth year (the "Optional Year 5") and on terms that are defined below (Section 3.4). Billing will commence on the day following the anniversary of the Effective Date of this Agreement.

2.2.
The Agreement Price    shall be one of the following, at Customer's option (indicate preferred option by checking a box, if no selection is made Customer will be billed on an annual basis). The Agreement Price shall cover the Base CyberKnife System, up to two (2) CyRIS Multiplan Systems (including the CyRIS MultiPlan System in the Base CyberKnife System), and up to three (3) CyRIS InView Workstations. If Customer has more than two (2) CyRIS MultiPlan Systems or three (3) CyRIS InView Workstations installed, then an additional charge of [Distributor to Insert Price re InView Service] per year per MultiPlan and [Distributor to Insert Price re MultiPlan Service] per year per InView, as applicable, will be added by Distributor to the Agreement Price set forth below.

☐
ANNUAL: [Distributor to Insert Price] per year, paid yearly in advance, for years 2, 3, 4 and Optional Year 5.

☐
QUARTERLY: [Distributor to Insert Price] per quarter, paid at the beginning of each quarter, for years 2, 3, 4 and Optional Year 5.

☐
MONTHLY: [Distributor to Insert Price] per month, paid at the beginning of each month, for years 2, 3, 4 and Optional Year 5.

3.
Product Upgrades/Enhancements

3.1.
This Agreement is available only for equipment that was purchased directly from Distributor, installed by Accuray or Distributor engineers and has not been moved from its original installation location or disconnected from its original power supply without written permission or direction from Accuray or Distributor. This Agreement must immediately commence at the expiration of the factory warranty period or prior service agreement. In the event of lapse of service, Customer shall have the right to reinstate such service by payment of the current service fee for the then-current service period in addition to the reasonable costs for Distributor to inspect, repair, and return the System to the state at which the System would have been had a service agreement been in force continuously since the expiration of the System factory warranty.

  3.2.
  Under this Agreement, Customer may receive Upgrades/Enhancements, when and if available in years 2, 3, and 4, up to two (2) Upgrades/Enhancements per year. Customer acknowledges and agrees that this in no way obligates Distributor to provide a minimum number of Upgrades/Enhancements and that there may be some years in which no Upgrades/Enhancements will be offered; however, in contrast, there may be years in which Distributor will offer multiple Upgrades/Enhancements and Customer may select up to two (2) of such Upgrades/Enhancements. Customer may receive an available Upgrade/Enhancement during Year 1 (the Warranty Year), or receive an additional Upgrade/Enhancement during years 2 or 3, and such Upgrade/Enhancement will replace Customer's opportunity for Upgrades/Enhancements in future years. For example, if Customer orders an Upgrade/Enhancement during Year 1 (the Warranty Year), Customer will have the opportunity for up to five (5) Upgrades/Enhancements when and if they become available during years 2, 3 and 4. Upgrades/Enhancements may be software, hardware or a combination thereof.

  3.3.
  Customer will be notified of all available Upgrades/Enhancements, and may select which Upgrades/Enhancements they wish to obtain. In order to receive the desired Upgrades/Enhancements under this Agreement, Customer must submit a signed order for the Upgrade/Enhancement. If such Upgrade/Enhancement is ordered pursuant to this Agreement, it will be delivered free of charge. In the event that more than two (2) Upgrades/Enhancements are made available in a given year, Customer may choose which two (2) they wish to have installed on the System. Some Upgrades/Enhancements may have development costs and/or a list price such that for Distributor to offer that particular Upgrade/Enhancement under this Diamond Program would require such Upgrade/Enhancement to be offered to Customer as more than a single Upgrade/Enhancement. Distributor will notify Customer in writing upon commercial launch if a particular Upgrade/Enhancement would be offered as more than a single Upgrade/Enhancement. The installation of the Upgrades/Enhancements will be scheduled once the Upgrade/Enhancement is available to the market and Distributor receives the signed order from Customer during either the warranty or service period.

  3.4.
  If Customer elects to have this coverage extend for Optional Year 5, Customer may receive up to two (2) additional Upgrades/Enhancements when and if available during Optional Year 5. Customer is under no obligation to exercise the option for Optional Year 5. Customer may exercise the option for Optional Year 5 by letter sent to Distributor, in accordance with the Notice provision set forth below, at any time up to thirty (30) days before the Optional Year 5 commences. If Customer does not exercise the option, there will be no charge to Customer, and Distributor will not provide Diamond coverage for Optional Year 5. If Customer exercises the option, Distributor is obligated to provide Diamond coverage on the same terms as the previous Agreement years.

  3.5.
  Installation of Upgrades/Enhancements will be scheduled up to six (6) months ahead of time. Distributor will communicate the launch and features with Customer. Customer will be responsible for requesting the offered Upgrade/Enhancement. Upon receipt of a signed order, Distributor Service will be responsible for scheduling installations. Distributor will not commit to the timing of any specific Upgrades/Enhancements.

4.
Software Maintenance (Bug Fixes and Updates)

4.1.
For the duration of this Agreement, Distributor will provide software Updates and Bug Fixes for software that is included as a part of the CyberKnife System. These Updates and Bug Fixes may be transmitted electronically to Customer for subsequent installation by Customer technicians. Corrections of significant complexity, however, may be installed by

    Distributor service engineers. Software maintenance will be included only for those product features that were originally purchased with the System or subsequently purchased separately by Customer from Distributor or taken under this Agreement as a System Upgrade/Enhancement.

  4.2.
  During the service periods, Distributor shall provide Customer with any and all applicable product notices regarding maintenance, support, Upgrades/Enhancements, Updates and Bug Fixes generally circulated to CyberKnife installations.

  4.3.
  All such Updates and Bug Fixes, when made by Distributor or according to Accuray or Distributor instructions or the product notice, shall be considered to be done by and under the direction of Distributor.

5.
System Quality Assurance Testing

5.1.
The maintenance and support services provided by Distributor under this Agreement do not include any System Quality Assurance Testing ("QA"). System commissioning and QA are the sole responsibility of Customer, and Customer is advised to perform QA on a regular and ongoing basis. In addition, Customer is required to maintain up-to-date QA logs. If Customer fails to perform the appropriate QA of the System, and to record such QA in the appropriate logs, Distributor, upon giving Notice to Customer in accordance with Section 15 of this Agreement, reserves the right to terminate this Agreement.

5.2.
Prior to performing any scheduled service or preventive maintenance on the System, Distributor will review Customer's QA logs, and if such logs are not up-to-date, Distributor may refuse to service the System. In the event that the requested service is necessary to bring the System to a point where QA can be performed, Distributor will proceed with the service only after Customer signs a written acknowledgement that QA is Customer's sole responsibility and that appropriate QA will be performed prior to conducting any patient treatments.

6.
Service Coverage Period    [Note: Distributor must provide service equal or greater to the First Line Field Service, as set forth in Distributor's service agreement with Accuray.]

6.1.
The Service Coverage Period will be the hours of 8:00 AM to 9:00 PM local (to Customer's installation location) time Monday through Saturday (excluding local legal holidays). Customer has the option to request service during non-normal hours, in which case Customer shall pay the overtime premium portion of the non-normal hours worked. (Non-normal hourly rate minus normal hourly rate.) Distributor shall provide Customer with contact points to request service on a 24-hours-a-day, 7-days-a-week ("24/7") basis. Distributor, directly or remotely as the situation requires, either with its own personnel or through contractors, shall initially respond within one (1) hour of receipt of a call for service. The initial response shall include telephone support, including (as applicable) consultations, diagnostic assistance and advice on the use and maintenance of the System. In the event that the service issue cannot be resolved by telephone or other remote response, then Distributor will respond on-site. On-site response times will vary depending upon the level of service required.

6.2.
Customer will promptly notify Distributor, by calling Distributor's Customer Support Line at                                    [Note: Distributor will need to provide Customer with an appropriate contact number for 24/7 support], of any problem or defect with the System and, at no charge, provide Distributor and/or Accuray service engineers access to the System and use of adequate facilities and equipment at mutually agreeable times as necessary for Distributor and/or Accuray to perform the service. Customer shall have as many service calls as are reasonably needed to maintain the System so that it performs substantially in accordance with the Specifications during the period of this Agreement.

  6.3.
  Use of the facility CT scanner may be required for testing purposes and shall be scheduled to allow as expeditious completion of service as is reasonably possible. Facility staff will operate the CT scanner. If service is unreasonably delayed and Distributor and/or Accuray service engineers are required to remain on site, Distributor may choose to charge the current hourly service rates for the duration of the delay period.

  6.4.
  Distributor will perform System planned maintenance as prescribed in the current System maintenance manuals. Planned service will be scheduled at least two (2) weeks in advance and will be performed at a mutually agreed-upon time. Upon completion of a service or preventive maintenance call, Distributor shall leave Customer a copy of a service report describing the service or maintenance performed.

  6.5.
  To the extent that they become available during the term of this Agreement, Customer will be entitled to the benefits of remote diagnostic capabilities used by Distributor support engineers. This may require Customer to modify their telecommunications infrastructure to take advantage of this capability. Such modification would be at Customer expense.

7.
Uptime [Note: Distributor must provide an Uptime guarantee equal or greater to the one set forth below, as set forth in Distributor's service agreement with Accuray.]

7.1.
Uptime/Downtime.    Uptime shall mean any time that the System is not down ("Uptime"). A down System means that a patient cannot be treated due to an actual malfunction of the System and that the System is immediately available for an Distributor service engineer to work on it ("Downtime").

7.2.
Guarantee.    Distributor will guarantee that the System shall have an Uptime percentage of at least 95% of normal treatment hours on an annual basis during the Term of this Agreement. Normal treatment hours shall be from 8:00 AM to 5:00 PM local time Monday through Friday (excluding legal holidays). The first 12-month period will start as of the Effective Date of this Agreement.

7.3.
Calculation.    Downtime will be calculated from the time a down System call is received by Distributor to the time of repair, counting normal treatment hours. The System will be calculated as up when the System repair has been completed and the System is available for treatment during normal treatment hours, whether or not patients are scheduled for treatment. Scheduled preventive maintenance, System upgrades, and time that the System is unavailable as a result of something beyond Distributor's control, including without limitation (i) Customer's use of the System for purposes other than its intended and authorized purposes, (ii) the negligence of Customer, (iii) the failure of Customer to operate the System in accordance with the User Manuals, (iv) use by untrained operators, (v) e-Stops, power outages or the like or (vi) the negligence of any party other than Distributor, will be calculated as Uptime.

7.4.
Reports.    Customer is responsible for recording and reporting Downtime to Distributor. Reports for the previous month's Downtime shall be provided to Distributor on or before the 15th day of each month.

7.5.
Failure to Meet Guarantee.    For each year of the term of this Agreement, if Distributor achieves a 12-month uptime average of less than 95%, the Agreement period will be extended one (1) week for every percentage point or fraction thereof below 95%.

8.
Replacement Parts

8.1.
Distributor shall make a commercially reasonable effort to supply at the time of need or stock with Distributor's regional service engineers all tools, equipment, replacement parts and Consumables as would reasonably be required by Distributor to perform the required repairs and return the System to good working order. Distributor shall make a commercially reasonable effort to maintain at its factory or service center(s) a stock of spare parts, including, in particular, long-procurement-lead-time parts.

8.2.
Replacement parts used under this Agreement may be either new manufacture or factory refurbished at Accuray's or Distributor's choice. All replacement parts and assemblies provided will be manufactured in accordance with Accuray's quality system, and any applicable laws and regulations. Parts replaced under this Agreement become the property of Distributor and will be disposed of by Distributor Field Service engineers. Notwithstanding the foregoing, all parts that are considered by local regulation to be "hazardous" or "contaminated" waste, or material that requires "special handling" will be disposed of or retained by Customer at Customer's facility.

9.
Exceptions

9.1.
All obligations of Distributor under this Agreement shall be suspended and/or cease in the event of:

9.1.1.
Damage from fire, accident, abuse, floods, lightning, natural disasters or other calamities commonly defined as "Acts of God".

9.1.2.
The intentional abuse of the System or negligence by Customer.

9.1.3.
System hardware or software alterations not authorized by Accuray or Distributor including any move of the System from its installation site (other than by or at the express written direction of Accuray or Distributor).

9.1.4.
Use of the System for other than its intended and authorized purposes, or in a manner not consistent with Accuray's User Manuals, including maintenance of the necessary operating environment and line current conditions, and the failure of Customer to cure such matter within thirty (30) days of actual written notice thereof from Distributor.

9.1.5.
Failure to make payments in accordance with the payment schedule set forth above in Section 2.2.

9.2.
If corrective action or adjustment of the System is performed by Customer's staff at the direction of Accuray or Distributor, such action or adjustment shall not reduce Distributor's responsibility under this Agreement or liability for the performance of the System.

10.
No Cancellation.    Neither party shall have the right to cancel this Agreement, except as set forth below in Section 11 "Breach."

11.
Breach.    Either party reserves the right to cancel this Agreement by written notice upon the breach of the other. An event of breach may include, but is not limited to, failure to make payment due under this Agreement, failure to provide access as required to execute the services contemplated by this Agreement, failure to perform and log QA, or the filing of notice under bankruptcy or equivalent laws. If the breaching party is unable or unwilling to cure or make a good faith effort to cure such breach within thirty (30) days of actual written notice the other party shall be relieved of all obligations under this Agreement and may terminate. Termination shall not be the terminating party's exclusive remedy, and the terminating party shall retain all other available legal and equitable remedies.

12.
Limitation of Liability and Warranty

12.1.
If it is determined in accordance with applicable law that any fault or neglect of either party, its employees or agents, substantially contributes to damage or injury to third parties, such party shall be responsible in such proportion as reflects its relative fault therefore, and shall hold the other party harmless from any liability or damages arising out of such fault or neglect. Distributor's liability arising under this Agreement shall be limited to an amount not to exceed the payment(s) received by Distributor for the then current Agreement year. In addition, Distributor shall not be liable to Customer in the event that Customer's or any third party's acts or omissions contributed in any way to any loss it sustained or the loss or damage is due to an act of God or other causes beyond its reasonable control. IN NO EVENT WILL DISTRIBUTOR BE LIABLE TO CUSTOMER FOR ANY LOST PROFITS, LOST SAVINGS, LOST REVENUES OR DOWNTIME, SPECIAL, INDIRECT, INCIDENTAL DAMAGES OR OTHER CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR THE USE OR PERFORMANCE OF THE SYSTEM.

12.2.
This is a service agreement. THERE ARE NO INCLUDED OR IMPLIED DISTRIBUTOR WARRANTIES OF PRODUCT FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

13.
Assignment.    Neither party may assign this Agreement without the other party's prior written consent, except that Distributor may assign this Agreement, without Customer's consent, to an affiliate or to a successor or acquirer, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of Distributor's assets or the sale of that portion of Distributor's business to which this Agreement relates. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties' permitted successors and assigns.

14.
Disputes and Governing Laws

14.1.
In the event that a dispute arises between Distributor and Customer with respect to any subject matter governed by this Agreement, such dispute shall be settled as follows. If either party shall have any dispute with respect to this Agreement, that party shall provide written notification to the other party in the form of a claim identifying the issue or amount disputed including a detailed reason for the claim. The party against whom the claim is made shall respond in writing to the claim within 30 days from the date of receipt of the claim document. The party filing the claim shall have an additional 30 days after the receipt of the response to either accept the resolution offered by the other party or escalate the matter. If the dispute is not resolved, either party may notify the other in writing of their desire to elevate the claim to the President of Distributor and the Chief Executive Officer of Customer. Each shall negotiate in good faith and use his or her best efforts to resolve such dispute or claim. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. If the negotiations do not lead to resolution of the underlying dispute or claim to the satisfaction of either party involved, then either party may pursue resolution by the courts as follows.

14.2.
All disputes arising out of or relating to this Agreement not otherwise resolved between Distributor and Customer shall be resolved in a court of competent jurisdiction in the                                     [Note: Please fill in an appropriate venue], and in no other place, provided that, in Distributor's sole discretion, such action may be heard in some other place designated by Distributor (if necessary to acquire jurisdiction over third persons), so that the dispute can be resolved in one action. Customer hereby consents to the jurisdiction of such court or courts and agrees to appear in any such action upon written notice thereof.

    No action, regardless of form, arising out of, or in any way connected with this Agreement may be brought by Customer more than one (1) year after the cause of action has occurred.

15.
Notices.    All notices required or permitted under this Agreement will be in writing and delivered in person, effective immediately, by overnight delivery service, effective two (2) business days after deposit with carrier, or by registered or certified mail, postage prepaid with return receipt requested, effective five (5) business days after deposit with carrier. All communications will be sent to the addresses set forth below or to such other address as may be specified by either party in writing to the other party in accordance with this Section.

To Distributor:	To Customer:

Attention:	Attention:

with cc to:

16.
Waiver.    The waiver of any breach or default of any provision of this Agreement will not constitute a waiver of any other right hereunder or of any subsequent breach or default.

17.
Severability.    If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

18.
Force Majeure.    Neither party will be responsible for any failure or delay in its performance under this Agreement (except for the payment of money) due to causes beyond its reasonable control, including, but not limited to, labor disputes, strike, lockout, riot, war, fire, act of God, accident, failure or breakdown of components necessary to order completion; subcontractor, supplier or customer caused delays; inability to obtain or substantial rises in the prices of labor, materials or manufacturing facilities; curtailment of or failure to obtain sufficient electrical or other energy, raw materials or supplies; or compliance with any law, regulation or order, whether valid or invalid.

19.
Amendments.    Any amendment or modification of this Agreement must be made in writing and signed by duly authorized representatives of each party. For Distributor, a duly authorized representative must be any of the following:                                    [Enter title of person with authority to bind Distributor].

20.
Entire Agreement.    This Agreement contains the entire Agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, representations and warranties, written and oral. If any part of the terms and conditions stated herein are held void or unenforceable, such part will be treated as severable, leaving valid the remainder of the terms and conditions.

21.
Counterparts.    This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

DISTRIBUTOR	CUSTOMER
By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

PLEASE MAKE CERTAIN THAT YOU HAVE SELECTED A PAYMENT OPTION IN ACCORDANCE WITH SECTION 2.2, ABOVE.

SIGNATURE PAGE TO INTERNATIONAL DIAMOND AGREEMENT

CYBERKNIFE® INTERNATIONAL RUBY ELITE SERVICE AGREEMENT

Note:
Pursuant to the terms of Distributor's Service Agreement with Accuray, you must provide service equal to or greater than the following terms.

1.
Scope of Service.    This Ruby Elite Service Agreement ("Agreement") is made by and between Accuray Incorporated's ("Accuray") authorized Distributor,                                      ("Distributor"), located at                                    , and                                      ("Customer"), for Distributor to provide planned maintenance service when scheduled by Accuray and corrective maintenance service when requested by Customer to maintain the CyberKnife System installed at Customer's site at                                    ("System") so that it performs substantially in accordance with the Specifications (User Manuals and Reference Guides) defined for the System revision as installed and/or upgraded.

1.1.
Effective Date.    This Agreement shall be effective as of demonstration of acceptance testing by Distributor as described in the CyberKnife Quotation and Purchase Agreement dated                                    , 2005 and signed by the parties, or the expiration of any prior service or warranty agreement, if applicable.

1.2.
Definitions:

1.2.1.
Bug Fix means an error correction or minor change in the existing software and/or hardware configuration that is required in order to enable the existing software and/or hardware configuration to perform to the existing functional specification(s).

1.2.2.
Update means a release of the software or a change to the existing hardware containing substantially only error corrections, minor new features, functionality and/or performance improvements, but that would not be required for the existing software and/or hardware configuration to perform to the existing functional specification(s) of that particular product. Such Update would not necessarily replace or extend the life of the existing software and/or hardware configuration of the product. For example, an Update of software would be indicated where the version number is changed by incrementing the numeric digits to the right of the decimal point, e.g., versions 1.1, 1.2, 1.3, and 1.4 would each be Updates of the software.

1.2.3.
Upgrade/Enhancement means a release of the software containing major new features, functionality and/or performance improvements that would enable the existing software configuration to perform to the level of the next version of the software configuration and designed to replace the older software version of the same product and/or extend the useful life of that product. For example, an Upgrade/Enhancement of software would be indicated where the version number is changed by incrementing the numeric digits to the left of the decimal point, e.g., versions 1.0, 2.0, 3.0, and 4.0 would each be Upgrades/Enhancements of the software.

1.2.4.
New Version/New Product means a release of the software or a change to the hardware that may or may not work with the existing software and/or hardware configuration, but that in its totality requires, in Accuray's sole opinion, enough change to the software and/or hardware configuration to be considered a New Version or New Product.

1.2.5.
Exclusions    Upgrades/Enhancements that have a list price of greater than $200,000 per Upgrade/Enhancement are specifically excluded from this Agreement. However, Upgrades/Enhancements that have a higher list price may be offered as more than a single Upgrade/Enhancement to Customers under this Agreement. If Upgrades/Enhancements that have a higher list price are offered as more than a single Upgrade/Enhancement then they will be offered as such to all customers. Examples of such components that would likely fall into this category are: the robot, and the patient couch. New Versions and New Products are also specifically excluded.

    1.2.6.
    Consumables means items that are not necessarily part of the CyberKnife system, but are consumed as part of the operation of the CyberKnife system, for example fiducials.

2.
Service Period.

2.1.
The Agreement Term shall be for an initial period of four (4) years (years 1, 2, 3, & 4) from the Effective Date of this Agreement, including the warranty year, with an optional fifth year. There is no payment required under this Agreement in the first year ("Year 1" or the "Warranty Year"). Customer may elect to receive an additional optional fifth year (the "Optional Year 5") on terms that are defined below (Section 3.4). Billing will commence on the day following the anniversary of the Effective Date of this Agreement.

2.2.
The Agreement Price shall be one of the following, at Customer's option (indicate preferred option by checking a box, if no selection is made Customer will be billed on an annual basis). The Agreement Price shall cover the Base CyberKnife System, up to two (2) CyRIS Multiplan Systems (including the CyRIS MultiPlan System in the Base CyberKnife System), and up to three (3) CyRIS InView Workstations. If Customer has more than two (2) CyRIS MultiPlan Systems or three (3) CyRIS InView Workstations installed, then an additional charge of [Distributor to Insert Price re InView Service] per year per MultiPlan and [Distributor to Insert Price re MultiPlan Service] per year per InView, as applicable, will be added by Distributor to the Agreement Price set forth below.

☐
ANNUAL: [Distributor to Insert Price] per year, paid yearly in advance, for years 2, 3, 4 and Optional Year 5.

☐
QUARTERLY: [Distributor to Insert Price] per quarter, paid at the beginning of each quarter, for years 2, 3, 4 and Optional Year 5.

☐
MONTHLY: [Distributor to Insert Price] per month, paid at the beginning of each month, for years 2, 3, 4 and Optional Year 5.

3.
Product Upgrades/Enhancements

3.1.
This Agreement is available only for equipment that was purchased directly from Distributor, installed by Accuray or Distributor engineers and has not been moved from its original installation location or disconnected from its original power supply without written permission or direction from Accuray or Distributor. This Agreement must immediately commence at the expiration of the factory warranty period or prior service agreement. In the event of lapse of service, Customer shall have the right to reinstate such service by payment of the current service fee for the then-current service period in addition to the reasonable costs for Distributor to inspect, repair, and return the System to the state at which the System would have been had a service agreement been in force continuously since the expiration of the System factory warranty.

3.2.
Under this Agreement, Customer may receive Upgrades/Enhancements, when and if available in years 2, 3, and 4, up to two (2) Upgrades/Enhancements per year. Customer acknowledges and agrees that this in no way obligates Distributor to provide a minimum number of Upgrades/Enhancements and that there may be some years in which no Upgrades/Enhancements will be offered; however, in contrast, there may be years in which Distributor will offer multiple Upgrades/Enhancements and Customer may select up to two (2) of such Upgrades/Enhancements. Customer may receive an available Upgrade/Enhancement during Year 1 (the Warranty Year), or receive an additional Upgrade/Enhancement during years 2 or 3, and such Upgrade/Enhancement will replace Customer's opportunity for Upgrades/

    Enhancements in future years. For example, if Customer orders an Upgrade/Enhancement during Year 1 (the Warranty Year), Customer will have the opportunity for up to five (5) Upgrades/Enhancements when and if they become available during years 2, 3 and 4. Any hardware enhancements offered by Accuray will be quoted and sold separately from the software Upgrades/Enhancements provided for in this Agreement.

  3.3.
  Customer will be notified of all available Upgrades/Enhancements, and may select which Upgrades/Enhancements they wish to obtain. In order to receive the desired Upgrades/Enhancements under this Agreement, Customer must submit a signed order for the Upgrade/Enhancement. If such Upgrade/Enhancement is ordered pursuant to this Agreement, it will be delivered free of charge. In the event that more than two (2) Upgrades/Enhancements are made available in a given year, Customer may choose which two (2) they wish to have installed on the System. Some Upgrades/Enhancements may have development costs and/or a list price such that for Distributor to offer that particular Upgrade/Enhancement under this Ruby Program would require such Upgrade/Enhancement to be offered to Customer as more than a single Upgrade/Enhancement. Distributor will notify Customer in writing upon commercial launch if a particular Upgrade/Enhancement would be offered as more than a single Upgrade/Enhancement. The installation of the Upgrades/Enhancements will be scheduled once the Upgrade/Enhancement is available to the market and Distributor receives the signed order from Customer during either the warranty or service period.

  3.4.
  If Customer elects to have this coverage extend for Optional Year 5, Customer may receive up to two (2) additional Upgrades/Enhancements when and if available during Optional Year 5. Customer is under no obligation to exercise the option for Optional Year 5. Customer may exercise the option for Optional Year 5 by letter sent to Distributor, in accordance with the Notice provision set forth below, at any time up to thirty (30) days before the Optional Year 5 commences. If Customer does not exercise the option, there will be no charge to Customer, and Distributor will not provide Ruby coverage for Optional Year 5. If Customer exercises the option, Distributor is obligated to provide Ruby coverage on the same terms as the previous Agreement years.

  3.5.
  Installation of Upgrades/Enhancements will be scheduled up to six (6) months ahead of time. Distributor will communicate the launch and features with Customer. Customer will be responsible for requesting the offered Upgrade/Enhancement. Upon receipt of a signed order, Distributor Service will be responsible for scheduling installations. Distributor will not commit to the timing of any specific Upgrades/Enhancements.

4.
Software Maintenance (Bug Fixes and Updates)

4.1.
For the duration of the Agreement Term, Distributor will provide software Updates and Bug Fixes for software that is included as a part of the CyberKnife System. These Updates and Bug Fixes may be transmitted electronically to Customer for subsequent installation by Customer technicians. Corrections of significant complexity, however, may be installed by Distributor service engineers. Software maintenance will be included only for those product features that were originally purchased with the System or subsequently purchased separately by Customer from Distributor or taken under this Agreement as a System Upgrade/Enhancement.

4.2.
During the service periods, Distributor shall provide Customer with any and all applicable product notices regarding maintenance, support, Upgrades/Enhancements, Updates and Bug Fixes generally circulated to CyberKnife installations.

  4.3.
  All such Updates and Bug Fixes, when made by Distributor or according to Accuray or Distributor instructions or the product notice, shall be considered to be done by and under the direction of Distributor.

5.
System Quality Assurance Testing

5.1.
The maintenance and support services provided by Distributor under this Agreement do not include any System Quality Assurance Testing ("QA"). System commissioning and QA are the sole responsibility of Customer, and Customer is advised to perform QA on a regular and ongoing basis. In addition, Customer is required to maintain up-to-date QA logs. If Customer fails to perform the appropriate QA of the System, and to record such QA in the appropriate logs, Distributor, upon giving Notice to Customer in accordance with Section 15 of this Agreement, reserves the right to terminate this Agreement.

5.2.
Prior to performing any scheduled service or preventive maintenance on the System, Distributor will review Customer's QA logs, and if such logs are not up-to-date, Distributor may refuse to service the System. In the event that the requested service is necessary to bring the System to a point where QA can be performed, Distributor will proceed with the service only after Customer signs a written acknowledgement that QA is Customer's sole responsibility and that appropriate QA will be performed prior to conducting any patient treatments.

6.
Service Coverage Period [Note: Distributor must provide service equal or greater to the First Line Field Service, as set forth in Distributor's service agreement with Accuray.]

6.1.
The Service Coverage Period will be the hours of 8:00 AM to 9:00 PM local (to Customer's installation location) time Monday through Saturday (excluding local legal holidays). Customer has the option to request service during non-normal hours, in which case Customer shall pay the overtime premium portion of the non-normal hours worked. (Non-normal hourly rate minus normal hourly rate.) Distributor shall provide Customer with contact points to request service on a 24-hours-a-day, 7-days-a-week ("24/7") basis. Distributor, directly or remotely as the situation requires, either with its own personnel or through contractors, shall initially respond within one (1) hour of receipt of a call for service. The initial response shall include telephone support, including (as applicable) consultations, diagnostic assistance and advice on the use and maintenance of the System. In the event that the service issue cannot be resolved by telephone or other remote response, then Distributor will respond on-site. On-site response times will vary depending upon the level of service required.

6.2.
Customer will promptly notify Distributor, by calling Distributor's Customer Support Line at                                    [Note: Distributor will need to provide Customer with an appropriate contact number for 24/7 support], of any problem or defect with the System and, at no charge, provide Distributor and/or Accuray service engineers access to the System and use of adequate facilities and equipment at mutually agreeable times as necessary for Distributor and/or Accuray to perform the service. Customer shall have as many service calls as are reasonably needed to maintain the System so that it performs substantially in accordance with the Specifications during the period of this Agreement.

6.3.
Use of the facility CT scanner may be required for testing purposes and shall be scheduled to allow as expeditious completion of service as is reasonably possible. Facility staff will operate the CT scanner. If service is unreasonably delayed and Distributor and/or Accuray service engineers are required to remain on site, Distributor may choose to charge the current hourly service rates for the duration of the delay period.

6.4.
Distributor will perform System planned maintenance as prescribed in the current System maintenance manuals. Planned service will be scheduled at least two (2) weeks in advance and will be performed at a mutually agreed-upon time. Upon completion of a service or preventive maintenance call, Distributor shall leave Customer a copy of a service report describing the service or maintenance performed.

  6.5.
  To the extent that they become available during the term of this Agreement, Customer will be entitled to the benefits of remote diagnostic capabilities used by Distributor support engineers. This may require Customer to modify their telecommunications infrastructure to take advantage of this capability. Such modification would be at Customer expense.

7.
Uptime [Note: Distributor must provide an Uptime guarantee equal or greater to the one set forth below, as set forth in Distributor's service agreement with Accuray.]

7.1.
Uptime/Downtime.    Uptime shall mean any time that the System is not down ("Uptime"). A down System means that a patient cannot be treated due to an actual malfunction of the System and that the System is immediately available for an Distributor service engineer to work on it ("Downtime").

7.2.
Guarantee.    Distributor will guarantee that the System shall have an Uptime percentage of at least 95% of normal treatment hours on an annual basis during the Term of this Agreement. Normal treatment hours shall be from 8:00 AM to 5:00 PM local time Monday through Friday (excluding legal holidays). The first 12-month period will start as of the Effective Date of this Agreement.

7.3.
Calculation.    Downtime will be calculated from the time a down System call is received by Distributor to the time of repair, counting normal treatment hours. The System will be calculated as up when the System repair has been completed and the System is available for treatment during normal treatment hours, whether or not patients are scheduled for treatment. Scheduled preventive maintenance, System upgrades, and time that the System is unavailable as a result of something beyond Distributor's control, including without limitation (i) Customer's use of the System for purposes other than its intended and authorized purposes, (ii) the negligence of Customer, (iii) the failure of Customer to operate the System in accordance with the User Manuals, (iv) use by untrained operators, (v) e-Stops, power outages or the like or (vi) the negligence of any party other than Distributor, will be calculated as Uptime.

7.4.
Reports.    Customer is responsible for recording and reporting Downtime to Distributor. Reports for the previous month's Downtime shall be provided to Distributor on or before the 15th day of each month.

7.5.
Failure to Meet Guarantee.    For each year of the term of this Agreement, if Distributor achieves a 12-month uptime average of less than 95%, the Agreement period will be extended one (1) week for every percentage point or fraction thereof below 95%.

8.
Replacement Parts

8.1.
Distributor shall make a commercially reasonable effort to supply at the time of need or stock with Distributor's regional service engineers all tools, equipment, replacement parts and Consumables as would reasonably be required by Distributor to perform the required repairs and return the System to good working order. Distributor shall make a commercially reasonable effort to maintain at its factory or service center(s) a stock of spare parts, including, in particular, long-procurement-lead-time parts.

8.2.
Replacement parts used under this Agreement may be either new manufacture or factory refurbished at Accuray's or Distributor's choice. All replacement parts and assemblies provided will be manufactured in accordance with Accuray's quality system, and any applicable laws and regulations. Parts replaced under this Agreement become the property of Distributor and will be disposed of by Distributor Field Service engineers. Notwithstanding the foregoing, all parts that are considered by local regulation to be "hazardous" or "contaminated" waste, or material that requires "special handling" will be disposed of or retained by Customer at Customer's facility.

9.
Exceptions

9.1.
All obligations of Distributor under this Agreement shall be suspended and/or cease in the event of:

9.1.1.
Damage from fire, accident, abuse, floods, lightning, natural disasters or other calamities commonly defined as "Acts of God".

9.1.2.
The intentional abuse of the System or negligence by Customer.

9.1.3.
System hardware or software alterations not authorized by Accuray or Distributor including any move of the System from its installation site (other than by or at the express written direction of Accuray or Distributor).

9.1.4.
Use of the System for other than its intended and authorized purposes, or in a manner not consistent with Accuray's User Manuals, including maintenance of the necessary operating environment and line current conditions, and the failure of Customer to cure such matter within thirty (30) days of actual written notice thereof from Distributor.

9.1.5.
Failure to make payments in accordance with the payment schedule set forth above in Section 2.2.

9.2.
If corrective action or adjustment of the System is performed by Customer's staff at the direction of Accuray or Distributor, such action or adjustment shall not reduce Distributor's responsibility under this Agreement or liability for the performance of the System.

10.
No Cancellation.    Neither party shall have the right to cancel this Agreement, except as set forth below in Section 11 "Breach."

11.
Breach.    Either party reserves the right to cancel this Agreement by written notice upon the breach of the other. An event of breach may include, but is not limited to, failure to make payment due under this Agreement, failure to provide access as required to execute the services contemplated by this Agreement, failure to perform and log QA, or the filing of notice under bankruptcy or equivalent laws. If the breaching party is unable or unwilling to cure or make a good faith effort to cure such breach within thirty (30) days of actual written notice the other shall be relieved of all obligations under this Agreement and may terminate. Termination shall not be the terminating party's exclusive remedy, and the terminating party shall retain all other available legal and equitable remedies.

12.
Limitation of Liability and Warranty

12.1.
If it is determined in accordance with applicable law that any fault or neglect of either party, its employees or agents, substantially contributes to damage or injury to third parties, such party shall be responsible in such proportion as reflects its relative fault therefore, and shall hold the other party harmless from any liability or damages arising out of such fault or neglect. Distributor's liability arising under this Agreement shall be limited to an amount not to exceed the payment(s) received by Distributor for the then current Agreement year. In addition, Distributor shall not be liable to Customer in the event that Customer's or any third party's acts or omissions contributed in any way to any loss it sustained or the loss or damage is due to an act of God or other causes beyond its reasonable control. IN NO EVENT WILL DISTRIBUTOR BE LIABLE TO CUSTOMER FOR ANY LOST PROFITS, LOST SAVINGS, LOST REVENUES OR DOWNTIME, SPECIAL, INDIRECT, INCIDENTAL

    DAMAGES OR OTHER CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR THE USE OR PERFORMANCE OF THE SYSTEM.

  12.2.
  This is a service agreement. THERE ARE NO INCLUDED OR IMPLIED DISTRIBUTOR WARRANTIES OF PRODUCT FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

13.
Assignment.    Neither party may assign this Agreement without the other party's prior written consent, except that Distributor may assign this Agreement, without Customer's consent, to an affiliate or to a successor or acquirer, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of Distributor's assets or the sale of that portion of Distributor's business to which this Agreement relates. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties' permitted successors and assigns.

14.
Disputes and Governing Laws

14.1.
In the event that a dispute arises between Distributor and Customer with respect to any subject matter governed by this Agreement, such dispute shall be settled as follows. If either party shall have any dispute with respect to this Agreement, that party shall provide written notification to the other party in the form of a claim identifying the issue or amount disputed including a detailed reason for the claim. The party against whom the claim is made shall respond in writing to the claim within 30 days from the date of receipt of the claim document. The party filing the claim shall have an additional 30 days after the receipt of the response to either accept the resolution offered by the other party or escalate the matter. If the dispute is not resolved, either party may notify the other in writing of their desire to elevate the claim to the President of Distributor and the Chief Executive Officer of Customer. Each shall negotiate in good faith and use his or her best efforts to resolve such dispute or claim. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. If the negotiations do not lead to resolution of the underlying dispute or claim to the satisfaction of either party involved, then either party may pursue resolution by the courts as follows.

14.2.
All disputes arising out of or relating to this Agreement not otherwise resolved between Distributor and Customer shall be resolved in a court of competent jurisdiction in the                                     [Note: Please fill in an appropriate venue], and in no other place, provided that, in Distributor's sole discretion, such action may be heard in some other place designated by Distributor (if necessary to acquire jurisdiction over third persons), so that the dispute can be resolved in one action. Customer hereby consents to the jurisdiction of such court or courts and agrees to appear in any such action upon written notice thereof. No action, regardless of form, arising out of, or in any way connected with this Agreement may be brought by Customer more than one (1) year after the cause of action has occurred.

15.
Notices.    All notices required or permitted under this Agreement will be in writing and delivered in person, effective immediately, by overnight delivery service, effective two (2) business days after deposit with carrier, or by registered or certified mail, postage prepaid with return receipt requested, effective five (5) business days after deposit with carrier. All communications will be sent to the addresses set forth below or to such other address as may be specified by either party in writing to the other party in accordance with this Section.

To Distributor:	To Customer:
Attention:

with cc to:
16.
Waiver.    The waiver of any breach or default of any provision of this Agreement will not constitute a waiver of any other right hereunder or of any subsequent breach or default.

17.
Severability.    If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

18.
Force Majeure.    Neither party will be responsible for any failure or delay in its performance under this Agreement (except for the payment of money) due to causes beyond its reasonable control, including, but not limited to, labor disputes, strike, lockout, riot, war, fire, act of God, accident, failure or breakdown of components necessary to order completion; subcontractor, supplier or customer caused delays; inability to obtain or substantial rises in the prices of labor, materials or manufacturing facilities; curtailment of or failure to obtain sufficient electrical or other energy, raw materials or supplies; or compliance with any law, regulation or order, whether valid or invalid.

19.
Amendments.    Any amendment or modification of this Agreement must be made in writing and signed by duly authorized representatives of each party. For Distributor, a duly authorized representative must be any of the following:                                    [Enter title of person with authority to bind Distributor].

20.
Entire Agreement.    This Agreement contains the entire Agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, representations and warranties, written and oral. If any part of the terms and conditions stated herein are held void or unenforceable, such part will be treated as severable, leaving valid the remainder of the terms and conditions.

21.
Counterparts.    This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

DISTRIBUTOR	CUSTOMER
By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:
PLEASE MAKE CERTAIN THAT YOU HAVE SELECTED A PAYMENT OPTION IN ACCORDANCE WITH SECTION 2.2, ABOVE.

SIGNATURE PAGE TO INTERNATIONAL RUBY SERVICE AGREEMENT

CYBERKNIFE® INTERNATIONAL EMERALD ELITE SERVICE AGREEMENT

Note:
Pursuant to the terms of Distributor's Service Agreement with Accuray, you must provide service equal to or greater than the following terms.

1.
Scope of Service.    This Emerald Elite Service Agreement ("Agreement") is made by and between Accuray Incorporated's ("Accuray") authorized Distributor,                                      ("Distributor"), located at                                    , and                                      ("Customer"), for Distributor to provide planned maintenance service when scheduled by Accuray and corrective maintenance service when requested by Customer to maintain the CyberKnife System installed at Customer's site at                                    ("System") so that it performs substantially in accordance with the Specifications (User Manuals and Reference Guides) defined for the System revision as installed and/or upgraded.

1.1.
Effective Date.    This Agreement shall be effective as of demonstration of acceptance testing by Distributor as described in the CyberKnife Quotation and Purchase Agreement dated                                    , 2005 and signed by the parties, or the expiration of any prior service or warranty agreement, if applicable.

1.2.
Definitions:

1.2.1.
Bug Fix means an error correction or minor change in the existing software and/or hardware configuration that is required in order to enable the existing software and/or hardware configuration to perform to the existing functional specification(s).

1.2.2.
Update means a release of the software or a change to the existing hardware containing substantially only error corrections, minor new features, functionality and/or performance improvements, but that would not be required for the existing software and/or hardware configuration to perform to the existing functional specification(s) of that particular product. Such Update would not necessarily replace or extend the life of the existing software and/or hardware configuration of the product. For example, an Update of software would be indicated where the version number is changed by incrementing the numeric digits to the right of the decimal point, e.g., versions 1.1, 1.2, 1.3, and 1.4 would each be Updates of the software.

1.2.3.
Upgrade/Enhancement means a release of the software or a change to the existing hardware containing major new features, functionality and/or performance improvements that would enable the existing software and/or hardware configuration to perform to the level of the next version of the software and/or hardware configuration and designed to replace the older software and/or hardware version of the same product and/or extend the useful life of that product. For example, an Upgrade/Enhancement of software would be indicated where the version number is changed by incrementing the numeric digits to the left of the decimal point, e.g., versions 1.0, 2.0, 3.0, and 4.0 would each be Upgrades/Enhancements of the software.

1.2.4.
New Version/New Product means a release of the software or a change to the hardware that may or may not work with the existing software and/or hardware configuration, but that in its totality requires, in Accuray's sole opinion, enough change to the software and/or hardware configuration to be considered a New Version or New Product.

1.2.5.
Consumables means items that are not necessarily part of the CyberKnife system, but are consumed as part of the operation of the CyberKnife system, for example fiducials.

2.
Service Period.

2.1.
The Agreement Term shall be for an initial period of four (4) years (years 1, 2, 3, & 4) from the Effective Date of this Agreement, including the warranty year, with an optional fifth year. There is no payment required under this Agreement in the first year ("Year 1"or the "Warranty Year"). Customer may elect to receive an additional optional fifth year (the "Optional Year 5"). Customer may exercise the option for Optional Year 5 by letter sent to Distributor, in accordance with the Notice provision set forth below, at any time up to thirty (30) days before the Optional Year 5 commences. If Customer does not exercise the option, there will be no charge to Customer, and Distributor will not provide Emerald coverage for Optional Year 5. If Customer exercises the option, Distributor is obligated to provide Emerald coverage on same terms as the previous Agreement years. Billing will commence on the day following the anniversary of the Effective Date of this Agreement.

2.2.
The Agreement Price shall be one of the following, at Customer's option (indicate preferred option by checking a box, if no selection is made Customer will be billed on an annual basis). The Agreement Price shall cover the Base CyberKnife System, up to two (2) CyRIS Multiplan Systems (including the CyRIS MultiPlan System in the Base CyberKnife System), and up to three (3) CyRIS InView Workstations. If Customer has more than two (2) CyRIS MultiPlan Systems or three (3) CyRIS InView Workstations installed, then an additional charge of [Distributor to Insert Price re InView Service] per year per MultiPlan and [Distributor to Insert Price re MultiPlan Service] per year per InView, as applicable, will be added by Distributor to the Agreement Price set forth below.

☐
ANNUAL: [Distributor to Insert Price] per year, paid yearly in advance, for years 2, 3, 4 and Optional Year 5.

☐
QUARTERLY: [Distributor to Insert Price] per quarter, paid at the beginning of each quarter, for years 2, 3, 4 and Optional Year 5.

☐
MONTHLY: [Distributor to Insert Price] per month, paid at the beginning of each month, for years 2, 3, 4 and Optional Year 5.

3.
Equipment To Be Covered

3.1.
This Agreement is available only for equipment that was purchased directly from Distributor, installed by Accuray or Distributor engineers and has not been moved from its original installation location or disconnected from its original power supply without written permission or direction from Accuray or Distributor. This Agreement must immediately commence at the expiration of the factory warranty period or prior service agreement. In the event of lapse of service, Customer shall have the right to reinstate such service by payment of the current service fee for the then-current service period in addition to the reasonable costs for Distributor to inspect, repair, and return the System to the state at which the System would have been had a service agreement been in force continuously since the expiration of the System factory warranty.

4.
Software Maintenance (Bug Fixes and Updates)

4.1.
For the duration of the Agreement Term, Distributor will provide software Updates and Bug Fixes for software that is included as a part of the CyberKnife System. These Updates and Bug Fixes may be transmitted electronically to Customer for subsequent installation by Customer technicians. Corrections of significant complexity, however, may be installed by Distributor service engineers. Software maintenance will be included only for those product features that were originally purchased with the System or subsequently purchased separately by Customer from Distributor or taken under this Agreement as a System Upgrade/Enhancement.

  4.2.
  Customer is not entitled to any Upgrades/Enhancements or New Versions/New Products under this Agreement. Customer may purchase Upgrades/Enhancements and New Versions/New Products separately, and such Upgrades/Enhancements or New Versions/New Products will then be maintained in accordance with the terms of this Agreement.

  4.3.
  During the service periods, Distributor shall provide Customer with any and all applicable product notices regarding maintenance, support, Upgrades/Enhancements, Updates and Bug Fixes generally circulated to CyberKnife installations.

  4.4.
  All such Updates and Bug Fixes, when made by Distributor or according to Accuray or Distributor instructions or the product notice, shall be considered to be done by and under the direction of Distributor.

5.
System Quality Assurance Testing

5.1.
The maintenance and support services provided by Distributor under this Agreement do not include any System Quality Assurance Testing ("QA"). System commissioning and QA are the sole responsibility of Customer, and Customer is advised to perform QA on a regular and ongoing basis. In addition, Customer is required to maintain up-to-date QA logs. If Customer fails to perform the appropriate QA of the System, and to record such QA in the appropriate logs, Distributor, upon giving Notice to Customer in accordance with Section 15 of this Agreement, reserves the right to terminate this Agreement.

5.2.
Prior to performing any scheduled service or preventive maintenance on the System, Distributor will review Customer's QA logs, and if such logs are not up-to-date, Distributor may refuse to service the System. In the event that the requested service is necessary to bring the System to a point where QA can be performed, Distributor will proceed with the service only after Customer signs a written acknowledgement that QA is Customer's sole responsibility and that appropriate QA will be performed prior to conducting any patient treatments.

6.
Service Coverage Period [Note: Distributor must provide service equal or greater to the First Line Field Service, as set forth in Distributor's service agreement with Accuray.]

6.1.
The Service Coverage Period will be the hours of 8:00 AM to 9:00 PM local (to Customer's installation location) time Monday through Saturday (excluding local legal holidays). Customer has the option to request service during non-normal hours, in which case Customer shall pay the overtime premium portion of the non-normal hours worked. (Non-normal hourly rate minus normal hourly rate.) Distributor shall provide Customer with contact points to request service on a 24-hours-a-day, 7-days-a-week ("24/7") basis. Distributor, directly or remotely as the situation requires, either with its own personnel or through contractors, shall initially respond within one (1) hour of receipt of a call for service. The initial response shall include telephone support, including (as applicable) consultations, diagnostic assistance and advice on the use and maintenance of the System. In the event that the service issue cannot be resolved by telephone or other remote response, then Distributor will respond on-site. On-site response times will vary depending upon the level of service required.

6.2.
Customer will promptly notify Distributor, by calling Distributor's Customer Support Line at                                    [Note: Distributor will need to provide Customer with an appropriate contact number for 24/7 support], of any problem or defect with the System and, at no charge, provide Distributor and/or Accuray service engineers access to the System and use of adequate facilities and equipment at mutually agreeable times as necessary for Distributor and/or

    Accuray to perform the service. Customer shall have as many service calls as are reasonably needed to maintain the System so that it performs substantially in accordance with the Specifications during the period of this Agreement.

  6.3.
  Use of the facility CT scanner may be required for testing purposes and shall be scheduled to allow as expeditious completion of service as is reasonably possible. Facility staff will operate the CT scanner. If service is unreasonably delayed and Distributor and/or Accuray service engineers are required to remain on site, Distributor may choose to charge the current hourly service rates for the duration of the delay period.

  6.4.
  Distributor will perform System planned maintenance as prescribed in the current System maintenance manuals. Planned service will be scheduled at least two (2) weeks in advance and will be performed at a mutually agreed-upon time. Upon completion of a service or preventive maintenance call, Distributor shall leave Customer a copy of a service report describing the service or maintenance performed.

  6.5.
  To the extent that they become available during the term of this Agreement, Customer will be entitled to the benefits of remote diagnostic capabilities used by Distributor support engineers. This may require Customer to modify their telecommunications infrastructure to take advantage of this capability. Such modification would be at Customer expense.

7.
Uptime [Note: Distributor must provide an Uptime guarantee equal or greater to the one set forth below, as set forth in Distributor's service agreement with Accuray.]

7.1.
Uptime/Downtime.    Uptime shall mean any time that the System is not down ("Uptime"). A down System means that a patient cannot be treated due to an actual malfunction of the System and that the System is immediately available for an Distributor service engineer to work on it ("Downtime").

7.2.
Guarantee.    Distributor will guarantee that the System shall have an Uptime percentage of at least 95% of normal treatment hours on an annual basis during the Term of this Agreement. Normal treatment hours shall be from 8:00 AM to 5:00 PM local time Monday through Friday (excluding legal holidays). The first 12-month period will start as of the Effective Date of this Agreement.

7.3.
Calculation.    Downtime will be calculated from the time a down System call is received by Distributor to the time of repair, counting normal treatment hours. The System will be calculated as up when the System repair has been completed and the System is available for treatment during normal treatment hours, whether or not patients are scheduled for treatment. Scheduled preventive maintenance, System upgrades, and time that the System is unavailable as a result of something beyond Distributor's control, including without limitation (i) Customer's use of the System for purposes other than its intended and authorized purposes, (ii) the negligence of Customer, (iii) the failure of Customer to operate the System in accordance with the User Manuals, (iv) use by untrained operators, (v) e-Stops, power outages or the like or (vi) the negligence of any party other than Distributor, will be calculated as Uptime.

7.4.
Reports.    Customer is responsible for recording and reporting Downtime to Distributor. Reports for the previous month's Downtime shall be provided to Distributor on or before the 15th day of each month.

7.5.
Failure to Meet Guarantee.    For each year of the term of this Agreement, if Distributor achieves a 12-month uptime average of less than 95%, the Agreement period will be extended one (1) week for every percentage point or fraction thereof below 95%.

8.
Replacement Parts

8.1.
Distributor shall make a commercially reasonable effort to supply at the time of need or stock with Distributor's regional service engineers all tools, equipment, replacement parts and Consumables as would reasonably be required by Distributor to perform the required repairs and return the System to good working order. Distributor shall make a commercially reasonable effort to maintain at its factory or service center(s) a stock of spare parts, including, in particular, long-procurement-lead-time parts.

8.2.
Replacement parts used under this Agreement may be either new manufacture or factory refurbished at Accuray's or Distributor's choice. All replacement parts and assemblies provided will be manufactured in accordance with Accuray's quality system, and any applicable laws and regulations. Parts replaced under this Agreement become the property of Distributor and will be disposed of by Distributor Field Service engineers. Notwithstanding the foregoing, all parts that are considered by local regulation to be "hazardous" or "contaminated" waste, or material that requires "special handling" will be disposed of or retained by Customer at Customer's facility.

9.
Exceptions

9.1.
All obligations of Distributor under this Agreement shall be suspended and/or cease in the event of:

9.1.1.
Damage from fire, accident, abuse, floods, lightning, natural disasters or other calamities commonly defined as "Acts of God".

9.1.2.
The intentional abuse of the System or negligence by Customer.

9.1.3.
System hardware or software alterations not authorized by Accuray or Distributor including any move of the System from its installation site (other than by or at the express written direction of Accuray or Distributor).

9.1.4.
Use of the System for other than its intended and authorized purposes, or in a manner not consistent with Accuray's User Manuals, including maintenance of the necessary operating environment and line current conditions, and the failure of Customer to cure such matter within thirty (30) days of actual written notice thereof from Distributor.

9.1.5.
Failure to make payments in accordance with the payment schedule set forth above in Section 2.2.

9.2.
If corrective action or adjustment of the System is performed by Customer's staff at the direction of Accuray or Distributor, such action or adjustment shall not reduce Distributor's responsibility under this Agreement or liability for the performance of the System.

10.
No Cancellation.    Neither party shall have the right to cancel this Agreement, except as set forth below in Section 11 "Breach."

11.
Breach.    Either party reserves the right to cancel this Agreement by written notice upon the breach of the other. An event of breach may include, but is not limited to, failure to make payment due under this Agreement, failure to provide access as required to execute the services contemplated by this Agreement, failure to perform and log QA, or the filing of notice under bankruptcy or equivalent laws. If the breaching party is unable or unwilling to cure or make a good faith effort to cure such breach within thirty (30) days of actual written notice the other party shall be relieved of all obligations under this Agreement and may terminate. Termination shall not be the terminating party's exclusive remedy, and the terminating party shall retain all other available legal and equitable remedies.

12.
Limitation of Liability and Warranty

12.1.
If it is determined in accordance with applicable law that any fault or neglect of either party, its employees or agents, substantially contributes to damage or injury to third parties, such party shall be responsible in such proportion as reflects its relative fault therefore, and shall hold the other party harmless from any liability or damages arising out of such fault or neglect. Distributor's liability arising under this Agreement shall be limited to an amount not to exceed the payment(s) received by Distributor for the then current Agreement year. In addition, Distributor shall not be liable to Customer in the event that Customer's or any third party's acts or omissions contributed in any way to any loss it sustained or the loss or damage is due to an act of God or other causes beyond its reasonable control. IN NO EVENT WILL DISTRIBUTOR BE LIABLE TO CUSTOMER FOR ANY LOST PROFITS, LOST SAVINGS, LOST REVENUES OR DOWNTIME, SPECIAL, INDIRECT, INCIDENTAL DAMAGES OR OTHER CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR THE USE OR PERFORMANCE OF THE SYSTEM.

12.2.
This is a service agreement. THERE ARE NO INCLUDED OR IMPLIED DISTRIBUTOR WARRANTIES OF PRODUCT FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

13.
Assignment.    Neither party may assign this Agreement without the other party's prior written consent, except that Distributor may assign this Agreement, without Customer's consent, to an affiliate or to a successor or acquirer, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of Distributor's assets or the sale of that portion of Distributor's business to which this Agreement relates. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties' permitted successors and assigns.

14.
Disputes and Governing Laws

14.1.
In the event that a dispute arises between Distributor and Customer with respect to any subject matter governed by this Agreement, such dispute shall be settled as follows. If either party shall have any dispute with respect to this Agreement, that party shall provide written notification to the other party in the form of a claim identifying the issue or amount disputed including a detailed reason for the claim. The party against whom the claim is made shall respond in writing to the claim within 30 days from the date of receipt of the claim document. The party filing the claim shall have an additional 30 days after the receipt of the response to either accept the resolution offered by the other party or escalate the matter. If the dispute is not resolved, either party may notify the other in writing of their desire to elevate the claim to the President of Distributor and the Chief Executive Officer of Customer. Each shall negotiate in good faith and use his or her best efforts to resolve such dispute or claim. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. If the negotiations do not lead to resolution of the underlying dispute or claim to the satisfaction of either party involved, then either party may pursue resolution by the courts as follows.

14.2.
All disputes arising out of or relating to this Agreement not otherwise resolved between Distributor and Customer shall be resolved in a court of competent jurisdiction in the                                     [Note: Please fill in an appropriate venue], and in no other place, provided that, in Distributor's sole discretion, such action may be heard in some other place designated by Distributor (if necessary to acquire jurisdiction over third persons), so that the dispute can be resolved in one action. Customer hereby consents to the jurisdiction of such court or courts and agrees to appear in any such action upon written notice thereof. No action, regardless of form, arising out of, or in any way connected with this Agreement may be brought by Customer more than one (1) year after the cause of action has occurred.

15.
Notices.    All notices required or permitted under this Agreement will be in writing and delivered in person, effective immediately, by overnight delivery service, effective two (2) business days after deposit with carrier, or by registered or certified mail, postage prepaid with return receipt requested, effective five (5) business days after deposit with carrier. All communications will be sent to the addresses set forth below or to such other address as may be specified by either party in writing to the other party in accordance with this Section.

To Distributor:	To Customer:
Attention:	Attention:

with cc to:
16.
Waiver.    The waiver of any breach or default of any provision of this Agreement will not constitute a waiver of any other right hereunder or of any subsequent breach or default.

17.
Severability.    If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

18.
Force Majeure.    Neither party will be responsible for any failure or delay in its performance under this Agreement (except for the payment of money) due to causes beyond its reasonable control, including, but not limited to, labor disputes, strike, lockout, riot, war, fire, act of God, accident, failure or breakdown of components necessary to order completion; subcontractor, supplier or customer caused delays; inability to obtain or substantial rises in the prices of labor, materials or manufacturing facilities; curtailment of or failure to obtain sufficient electrical or other energy, raw materials or supplies; or compliance with any law, regulation or order, whether valid or invalid.

19.
Amendments.    Any amendment or modification of this Agreement must be made in writing and signed by duly authorized representatives of each party. For Distributor, a duly authorized representative must be any of the following:                                    [Enter title of person with authority to bind Distributor].

20.
Entire Agreement.    This Agreement contains the entire Agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, representations and warranties, written and oral. If any part of the terms and conditions stated herein are held void or unenforceable, such part will be treated as severable, leaving valid the remainder of the terms and conditions.

21.
Counterparts.    This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

DISTRIBUTOR	CUSTOMER
By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

PLEASE MAKE CERTAIN THAT YOU HAVE SELECTED A PAYMENT OPTION IN ACCORDANCE WITH SECTION 2.2, ABOVE.

CYBERKNIFE® INTERNATIONAL EXTENDED PARTS WARRANTY AGREEMENT

Note:
Pursuant to the terms of Distributor's Warranty Agreement with Accuray, you must provide warranty service equal to or greater than the following terms.

1.
Scope of Warranty.    This is a Warranty Agreement by and between Accuray Incorporated's ("Accuray") authorized Distributor,                                      ("Distributor"), located at                                    , and                                      ("Customer"), for Distributor to provide replacement of all defective parts when requested by Customer to maintain the CyberKnife System installed at site at                                    ("System") so that it performs substantially in accordance with the specifications defined for the System revision as installed and/or updated under this Warranty Agreement, or upgraded under a separate agreement with Customer.

2.
Warranty Period.    This Warranty Agreement shall be for an initial period of one (1) year, beginning one (1) year after the date of demonstration of System acceptance testing to Customer ("Effective Date"), with an optional second year. The Agreement price shall be [Distributor to Insert Price] paid in advance. Customer may elect to receive an additional optional second year at the price of [Distributor to Insert Price]. Customer may exercise the option for optional second year by letter sent to Distributor, in accordance with the Notice provision set forth below, at any time up to twenty (20) days before the optional second year commences. If Customer exercises the option, Distributor is obligated to provide Extended Parts Warranty coverage on the same terms as the previous Agreement year. Billing will commence on the day following the anniversary of the Effective Date of this Agreement.

3.
Equipment to be Covered.    The Warranty Agreement is available only for equipment that was purchased directly from Distributor, installed by Accuray or Distributor, and has not been moved from its original installation location or disconnected from its original power supply without written permission or direction from Accuray or Distributor. This Warranty Agreement must immediately commence at the expiration of the factory warranty period.

4.
Replacement Parts

4.1.
Distributor shall make a commercially reasonable effort to supply at the time of need or stock with Distributor's regional service engineers all tools, equipment, replacement parts and Consumables as would reasonably be required by Distributor to perform the required repairs and return the System to good working order. Distributor shall make a commercially reasonable effort to maintain at its factory or service center(s) a stock of spare parts, including, in particular, long-procurement-lead-time parts.

4.2.
Replacement parts used under this Agreement may be either new manufacture or factory refurbished at Accuray's or Distributor's choice. All replacement parts and assemblies provided will be manufactured in accordance with Accuray's quality system, and any applicable laws and regulations. Parts replaced under this Agreement become the property of Distributor and will be disposed of by Distributor Field Service engineers. Notwithstanding the foregoing, all parts that are considered by local regulation to be "hazardous" or "contaminated" waste, or material that requires "special handling" will be disposed of or retained by Customer at Customer's facility.

5.
Warranty Exclusions.    All warranty replacement of parts shall be limited to malfunctions which are due and traceable to defects in original material or workmanship of the parts. The warranties set forth in this Warranty Agreement shall be void and of no further effect in the event of abuse, accident, alteration, misuse or neglect of the System or its component parts, including but not limited to user modification of the operating environment specified by Accuray.

6.
Exceptions

6.1.
All obligations of Distributor under this Agreement shall be suspended and/or cease in the event of:

6.1.1.
Damage from fire, accident, abuse, floods, lightning, natural disasters or other calamities commonly defined as "Acts of God".

6.1.2.
The intentional abuse of the System or negligence by Customer.

6.1.3.
System hardware or software alterations not authorized by Accuray or Distributor including any move of the System from its installation site (other than by or at the express written direction of Accuray or Distributor).

6.1.4.
Use of the System for other than its intended and authorized purposes, or in a manner not consistent with Accuray's User Manuals, including maintenance of the necessary operating environment and line current conditions, and the failure of Customer to cure such matter within thirty (30) days of actual written notice thereof from Distributor.

6.1.5.
Failure to make payments in accordance with the payment schedule set forth above in Section 2.2.

6.2.
If corrective action or adjustment of the System is performed by Customer's staff at the direction of Accuray or Distributor, such action or adjustment shall not reduce Distributor's responsibility under this Agreement or liability for the performance of the System.

7.
No Cancellation.    Neither party shall have the right to cancel this Agreement, except as set forth below in Section 8 "Breach."

8.
Breach.    Either party reserves the right to cancel this Agreement by written notice upon the breach of the other. An event of breach may include, but is not limited to, failure to make payment due under this Agreement, failure to provide access as required to execute the services contemplated by this Agreement, failure to perform and log QA, or the filing of notice under bankruptcy or equivalent laws. If the breaching party is unable or unwilling to cure or make a good faith effort to cure such breach within thirty (30) days of actual written notice the other shall be relieved of all obligations under this Agreement and may terminate. Termination shall not be the terminating party's exclusive remedy, and the terminating party shall retain all other available legal and equitable remedies.

9.
Limitation of Liability and Warranty

9.1.
Limitation of Liability.    If it is determined in accordance with applicable law that any fault or neglect of either party, its employees or agents, substantially contributes to damage or injury to third parties, such party shall be responsible in such proportion as reflects its relative fault therefore, and shall hold the other party harmless from any liability or damages arising out of such fault or neglect. Distributor's liability arising under this Agreement shall be limited to an amount not to exceed the payment(s) received by Distributor for the then current Agreement year. In addition, Distributor shall not be liable to Customer in the event that Customer's or any third party's acts or omissions contributed in any way to any loss it sustained or the loss or damage is due to an act of God or other causes beyond its reasonable control. IN NO EVENT WILL DISTRIBUTOR BE LIABLE TO CUSTOMER FOR ANY LOST PROFITS, LOST SAVINGS, LOST REVENUES OR DOWNTIME, SPECIAL, INDIRECT, INCIDENTAL DAMAGES OR OTHER CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT OR THE USE OR PERFORMANCE OF THE SYSTEM.

  9.2.
  Warranty.    Distributor warrants that, for the Term of this Warranty Agreement, the Products will be free from defects and perform substantially in accordance with the written specifications provided by Distributor as reflected in the Regulatory clearance at the time of sale. Except as set forth in the preceding sentence, Distributor makes no warranties or representations to Customer or to any other party regarding any products or services provided by Distributor. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DISTRIBUTOR DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING OUT OF COURSE OF DEALING OR USAGE OF TRADE.

10.
Assignment.    Neither party may assign this Warranty Agreement without the other party's prior written consent, except that Distributor may assign this Warranty Agreement, without Customer's consent, to an affiliate or to a successor or acquirer, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of Distributor's assets or the sale of that portion of Distributor's business to which this Warranty Agreement relates. Subject to the foregoing, this Warranty Agreement will bind and inure to the benefit of the parties' permitted successors and assigns.

11.
Dispute Resolution

11.1.
Informal Dispute Resolution.    In the event that a dispute arises between Distributor and Customer with respect to any subject matter governed by this Agreement, such dispute shall be settled as follows. If either party shall have any dispute with respect to this Agreement, that party shall provide written notification to the other party in the form of a claim identifying the issue or amount disputed including a detailed reason for the claim. The party against whom the claim is made shall respond in writing to the claim within thirty (30) days from the date of receipt of the claim document. The party filing the claim shall have an additional thirty (30) days after the receipt of the response to either accept the resolution offered by the other party or escalate the matter. If the dispute is not resolved, either party may notify the other in writing of their desire to elevate the claim to the Chief Executive Officer or the highest ranking officer of Distributor and the Chief Executive Officer or the highest ranking officer of Customer. Each shall negotiate in good faith and use his or her best efforts to resolve such dispute or claim. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. If the negotiations do not lead to resolution of the underlying dispute or claim to the satisfaction of either party involved, then either party may pursue resolution by the courts as follows.

11.2.
Jurisdiction and Venue.    All disputes under any contract concerning this Agreement not otherwise resolved between Distributor and Customer shall be resolved in a court of competent jurisdiction in the                                    [Note: Please fill in an appropriate venue], and in no other place, provided that, in Distributor's sole discretion, such action may be heard in some other place designated by Distributor (if necessary to acquire jurisdiction over third persons), so that the dispute can be resolved in one action. Customer hereby consents to the jurisdiction of such court or courts and agrees to appear in any such action upon written notice thereof. No action, regardless of form, arising out of, or in any way connected with, this Agreement may be brought by Customer more than one (1) year after the cause of action has occurred.

12.
Notices.    All notices required or permitted under this Agreement will be in writing and delivered in person, effective immediately, by overnight delivery service, effective two (2) business days after deposit with carrier, or by registered or certified mail, postage prepaid with return receipt requested, effective five (5) business days after deposit with carrier. All communications will be sent to the addresses set forth below or to such other address as may be specified by either party in writing to the other party in accordance with this Section.

To Distributor:	To Customer:
Attention:	Attention:

with cc to:	Accuray Incorporated Attention: Chief Financial Officer & General Counsel 1310 Chesapeake Terrace Sunnyvale, CA 94089 USA
13.
Waiver.    The waiver of any breach or default of any provision of this Agreement will not constitute a waiver of any other right hereunder or of any subsequent breach or default.

14.
Severability.    If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

15.
Force Majeure.    Neither party will be responsible for any failure or delay in its performance under this Agreement (except for the payment of money) due to causes beyond its reasonable control, including, but not limited to, labor disputes, strike, lockout, riot, war, fire, act of God, accident, failure or breakdown of components necessary to order completion; subcontractor, supplier or customer caused delays; inability to obtain or substantial rises in the prices of labor, materials or manufacturing facilities; curtailment of or failure to obtain sufficient electrical or other energy, raw materials or supplies; or compliance with any law, regulation or order, whether valid or invalid.

16.
Amendments.    Any amendment or modification of this Agreement must be made in writing and signed by duly authorized representatives of each party. For Distributor, a duly authorized representative must be any of the following:                                    [Enter title of person with authority to bind Distributor].

17.
Entire Agreement.    This Agreement contains the entire Agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, representations and warranties, written and oral. If any part of the terms and conditions stated herein are held void or unenforceable, such part will be treated as severable, leaving valid the remainder of the terms and conditions.

18.
Counterparts.    This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

DISTRIBUTOR	CUSTOMER
By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

        SIGNATURE PAGE TO INTERNATIONAL EXTENDED PARTS WARRANTY

ACCURAY CYBERKNIFE® ADDITIONAL DIAMOND UPGRADE AGREEMENT

Note:
Pursuant to the terms of Distributor's Additional Upgrade & Service Agreements with Accuray, you must provide service equal to or greater than the following terms.

1.
Scope of Agreement.    This CyberKnife Additional Upgrade Agreement ("Agreement") is made effective as of                                    , 2006 ("Effective Date"), by and between Accuray Incorporated's ("Accuray") authorized Distributor,                                      ("Distributor"), located at                                     , and                                      ("Customer"), for Distributor to provide Upgrades/Enhancements, when and if available, to the CyberKnife System installed at Customer's site at                                     ("System").

1.1.
Definitions:

1.1.1.
Bug Fix means an error correction or minor change in the existing software and/or hardware configuration that is required in order to enable the existing software and/or hardware configuration to perform to the existing functional specification(s).

1.1.2.
Update means a release of the software or a change to the existing hardware containing substantially only error corrections, minor new features, functionality and/or performance improvements, but that would not be required for the existing software and/or hardware configuration to perform to the existing functional specification(s) of that particular product. Such Update would not necessarily replace or extend the life of the existing software and/or hardware configuration of the product. For example, an Update of software would be indicated where the version number is changed by incrementing the numeric digits to the right of the decimal point, e.g., versions 1.1, 1.2, 1.3, and 1.4 would each be Updates of the software.

1.1.3.
Upgrade/Enhancement means a release of the software or a change to the existing hardware containing major new features, functionality and/or performance improvements that would enable the existing software and/or hardware configuration to perform to the level of the next version of the software and/or hardware configuration and designed to replace the older software and/or hardware version of the same product and/or extend the useful life of that product. For example, an Upgrade/Enhancement of software would be indicated where the version number is changed by incrementing the numeric digits to the left of the decimal point, e.g., versions 1.0, 2.0, 3.0, and 4.0 would each be Upgrades/Enhancements of the software.

1.1.4.
New Version/New Product means a release of the software or a change to the hardware that may or may not work with the existing software and/or hardware configuration, but that in its totality requires, in Accuray's sole opinion, enough change to the software and/or hardware configuration to be considered a New Version or New Product.

1.1.5.
Exclusions    Upgrades/Enhancements that have a list price of greater than $200,000 per Upgrade/Enhancement are specifically excluded from this Agreement. However, Upgrades/Enhancements that have a higher list price may be offered as more than a single Upgrade/Enhancement to Customers under this Agreement. If Upgrades/Enhancements that have a higher list price are offered as more than a single Upgrade/Enhancement then they will be offered as such to all customers. Examples of such components that would likely fall into this category are: the robot, and the patient couch. New Versions and New Products are also specifically excluded.

1.1.6.
Consumables means items that are not necessarily part of the CyberKnife system, but are consumed as part of the operation of the CyberKnife system, for example fiducials.

2.
Term & Payment Terms

2.1.
Customer has option of selecting either a one (1) year, two (2) Upgrade/Enhancement or two (2) year, four (4) Upgrade/Enhancement Agreement plan, as set forth below. Customer shall indicate its preferred option by checking one of the boxes below, if no selection is made Customer will signed up for a one (1) year agreement. Customer may only select an Agreement Term commensurate with the remaining term of the initial four (4) year Diamond term. For example, if Customer has three (3) years remaining of the initial four (4) year Diamond term, then Customer may only sign up for a three (3) year Agreement Term or less and the four (4) year Agreement Term would not be available.

☐
Option #1—One (1) Year Agreement

      If Customer elects this Option #1, the Agreement Term shall be one (1) year, during which time Customer may receive up to two (2) Upgrades/Enhancements. The Agreement Price for this Option #1 is [Distributor to Insert Price]

    ☐
    Option #2—Two (2) Year Agreement

      If Customer elects this Option #2, the Agreement Term shall be two (2) years, during which time Customer may receive up to two (2) Upgrades/Enhancements per year, for a total of four (4) Upgrades/Enhancements. The Agreement Price for this Option #2 is [Distributor to Insert Price] per year, or [Distributor to Insert Price] total.

    ☐
    Option #3—Three (3) Year Agreement

      If Customer elects this Option #3, the Agreement Term shall be three (3) years, during which time Customer may receive up to two (2) Upgrades/Enhancements per year, for a total of six (6) Upgrades/Enhancements. The Agreement Price for this Option #3 is [Distributor to Insert Price] per year, or [Distributor to Insert Price] total.

    ☐
    Option #4—Four (4) Year Agreement

      If Customer elects this Option #4, the Agreement Term shall be four (4) years, during which time Customer may receive up to two (2) Upgrades/Enhancements per year, for a total of eight (8) Upgrades/Enhancements. The Agreement Price for this Option #4 is [Distributor to Insert Price] per year, or [Distributor to Insert Price] total.

  2.2.
  Customer shall pay Distributor in advance of or on the Effective Date for the first year of this Agreement. For any subsequent years, the annual payment shall be due on or before the anniversary of the Effective Date. For example, payment for the second year of the agreement would be due on the first anniversary of the Effective Date.

3.
Product Upgrades/Enhancements

3.1.
This Agreement is available only for equipment that was purchased directly from Distributor, installed by Accuray or Distributor engineers and has not been moved from its original installation location or disconnected from its original power supply without written permission or direction from Accuray or Distributor. This Agreement is only available in conjunction with the [DATE] Diamond Elite Service Agreement signed by the parties and currently in effect ("Diamond Agreement"), and provided that Customer is current with all payments due under the Diamond Agreement and has used all upgrades allowed under the initial four (4) year term of the Diamond Agreement.

3.2.
Under this Agreement, Customer may receive Upgrades/Enhancements, when and if available, up to the number of Upgrades/Enhancements elected in Section 2.1 above, up to two (2) Upgrades/Enhancements per year per year during the Term. Customer acknowledges and agrees that this in no way obligates Distributor to provide a minimum number of Upgrades/Enhancements, and that there may be some years in which no Upgrades/Enhancements will be offered; however, in contrast, there may be years in which Distributor will offer multiple Upgrades/Enhancements and Customer may select up to the contracted-for number of such Upgrades/Enhancements. If Customer selects an option other than the one (1) year Agreement in Option #1 above, Customer may receive more than two (2) Upgrades/Enhancements during the first year of the Agreement Term, and such Upgrade/Enhancement will replace Customer's opportunity for Upgrades/Enhancements in the subsequent year(s) of the Agreement Term. For example, if Customer orders a third Upgrade/Enhancement during the first year of the Agreement Term, Customer will have the opportunity for up to one (1) Upgrade/Enhancement when and if it becomes available during the second year of the Agreement Term. Upgrades/Enhancements may be software, hardware, or a combination thereof.

  3.3.
  Customer will be notified of all available Upgrades/Enhancements, and may select which of the available Upgrades/Enhancements they wish to obtain. In order to receive the desired Upgrades/Enhancements under this Agreement, Customer must submit a signed order for the Upgrade/Enhancement. If such Upgrade/Enhancement is ordered pursuant to this Agreement, it will be delivered free of charge. In the event that more than two (2) Upgrades/Enhancements are made available in a given year, Customer may choose which Upgrade(s)/Enhancement(s) they wish to have installed on the System. Some Upgrades/Enhancements may have development costs and/or a list price such that for Distributor to offer that particular Upgrade/Enhancement under this Agreement would require such Upgrade/Enhancement to be offered to Customer as more than a single Upgrade/Enhancement. Distributor will notify Customer in writing upon commercial launch if a particular Upgrade/Enhancement would be offered as more than a single Upgrade/Enhancement. The installation of the Upgrades/Enhancements will be scheduled once the Upgrade/Enhancement is available to the market and Distributor receives the signed order from Customer during either the Agreement Term.

  3.4.
  Installation of Upgrades/Enhancements will be scheduled up to six (6) months ahead of time. Distributor will communicate the launch and features with Customer. Customer will be responsible for requesting the offered Upgrade/Enhancement. Upon receipt of a signed order, Distributor Service will be responsible for scheduling installations. Distributor will not commit to the timing of any specific Upgrades/Enhancements.

4.
Software Maintenance

4.1.
This Agreement does not include any software Updates and Bug Fixes for software that is included as a part of the CyberKnife System. Such Updates and Bug Fixes are the subject of the Diamond Agreement.

4.2.
Any Upgrades/Enhancements delivered pursuant to the terms of this Agreement will be considered part of Customer's System and will be serviced in accordance with the Diamond Agreement.

5.
No Cancellation.    Neither party shall have the right to cancel this Agreement, except as set forth below in Section 6 (Breach).

6.
Breach.    Either party reserves the right to cancel this Agreement by written notice upon the breach of the other. An event of breach may include, but is not limited to: failure to make payment due under this Agreement; failure to provide access as required to install any Upgrades/Enhancements contemplated by this Agreement; cancellation, termination, suspension or breach of the Diamond Agreement; or the filing of notice under bankruptcy or equivalent laws. If the breaching party is unable or unwilling to cure or make a good faith effort to cure such breach within thirty (30) days of actual written notice the other party shall be relieved of all obligations under this Agreement and may terminate. Termination shall not be the terminating party's exclusive remedy, and the terminating party shall retain all other available legal and equitable remedies.

7.
Notices.    All notices required or permitted under this Agreement will be in writing and delivered in person, effective immediately, by overnight delivery service, effective two (2) business days after deposit with carrier, or by registered or certified mail, postage prepaid with return receipt requested, effective five (5) business days after deposit with carrier. All communications will be sent to the addresses set forth below or to such other address as may be specified by either party in writing to the other party in accordance with this Section.

To Distributor:	To Customer:
Accuray Incorporated
Attention: Chief Financial Officer
1310 Chesapeake Terrace
Sunnyvale, CA 94089

with cc to: General Counsel
8.
Amendments.    Any amendment or modification of this Agreement must be made in writing and signed by duly authorized representatives of each party. For Accuray, a duly authorized representative must be any of the following:                                    [Enter title of person with authority to bind Distributor].

9.
Diamond Agreement.    The following terms and conditions of the Diamond Agreement shall apply to this Agreement, however, in the event of a conflict between the terms of the Diamond Agreement and this Agreement, the terms and conditions of this Agreement shall take precedence.

9.1.
System Quality Assurance Testing;

9.2.
Service Coverage Period;

9.3.
Limitation of Liability and Warranty;

9.4.
Assignment;

9.5.
Disputes and Governing Laws;

9.6.
Waiver;

9.7.
Severability;

9.8.
Force Majeure; and

9.9.
Amendments.

10.
Entire Agreement.    This Agreement and the Diamond Agreement jointly contain the entire Agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, representations and warranties, written and oral. If any part of the terms and conditions stated herein are held void or unenforceable, such part will be treated as severable, leaving valid the remainder of the terms and conditions.

11.
Counterparts.    This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

DISTRIBUTOR	CUSTOMER
By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

PLEASE MAKE CERTAIN THAT YOU HAVE SELECTED AN UPGRADE/ENHANCEMENT OPTION IN ACCORDANCE WITH SECTION 2.1, ABOVE.

EXHIBIT E NOTE: CHECK CORRECT PAGE NUMBER.

DISPUTE RESOLUTION

1.
Negotiation.    The parties shall attempt to resolve any dispute arising out of relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy, as set forth in Section 6 of the Agreement.

2.
Mediation.    If the parties do not resolve the dispute within forty-five (45) days of undertaking negotiation thereof, either Party may refer the Dispute for mediation by the applicable mediation body (as provided below) or its successor (the "Mediation Organization") by providing the Mediation Organization and the other Party a written request for mediation, setting forth the details of the dispute and the relief requested. Each Party must then participate in the mediation in good faith and share equally in its costs. If a request for mediation is made, then the mediation shall take place in Santa Clara County, California. Mediation shall be conducted by JAMS or its successor, in accordance with the JAMS mediation rules and procedures then in effect. Any mediation taking place between the parties will be conducted by: (i) a mediator agreed to by the parties selected from the applicable Mediation Organization's panel of neutrals; or (ii) if the parties do not agree on a mediator, a mediator nominated by the applicable Mediation Organization. Any mediation taking place between the parties shall be conducted in the English language. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any Mediation Organization employees, are confidential, privileged and inadmissible for any purpose, in any litigation or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

3.
Arbitration.    If the dispute has not been resolved by non-binding means as provided herein within ninety (90) days of the initiation of such procedure, either party may initiate arbitration with respect to such matters at any time following the period provided for mediation, or determination by the mediator that the parties will not be able to resolve the issue through mediation, by filing a written request for arbitration to JAMS, as provided below, in accordance with JAMS arbitration procedures. If a request for arbitration is made, then the arbitration shall take place in Santa Clara County, California. Any arbitration taking place shall be conducted by JAMS or its successor, in accordance with the JAMS arbitration rules and procedures then in effect. Any arbitration taking place between the parties shall be conducted in the English language.

4.
Other Remedies.    Notwithstanding the foregoing, each Party shall have right before or during negotiation, mediation or arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the negotiations, mediation or arbitration.

EXHIBIT F

PARTS LIST AND PRICES

The following is a list of spare parts required for most likely service needs. There are three (3) "Kit" options, with an approximate costs of U.S. $TBD, $TBD and $TBD per kit. Additional parts may be needed for multiple units. Accuray will also maintain a central inventory in the region to supplement the Distributor's in-country spare parts kit. Additional parts may be purchase separately from the identified Spare Parts Kits, and prices for such will be quoted by Accuray on receipt of a request from Distributor.

Please note that the content of the following Spare Parts Kit Options are subject to change, though the prices of such Kits is subject to Section 2.4 (Product and Service Pricing).

PART DESCRIPTION	PART NO.	DISTRIBUTOR SPARE PARTS KIT A	DISTRIBUTOR SPARE PARTS KIT B	DISTRIBUTOR SPARE PARTS KIT C
X-Ray Head
AFC Control PCA	01-3771-01	1	1	1
Phase Control PCA	01-4304-01	1	1	1
Phase Detector PCA	01-6164-01	1	1	1
AFC Power Supply Assy	01-4213-01		1	1
AFC Tuner Pot—New	021787	2	2	3
O'Ring Wave Guide	1200-00001			10
Laser	1000-00200	1	1	1
Laser Power Supply	4050-00001	1	2	3
Capacitor, 2500pf	1500-00020	3	3	6
Collimator Pot Assembly	01-7239-01	2	2	4
Assy Collimator Rot Lock	020183			3
Pulse Transformer Assy	01-7310-01	1	1	1
Despiking Resistor 2.0 kohm 50w	4700-00035	—	4	4
Bypass Cap 0.47 uF 600v-OBS-use 2 × 021444	1500-00064	—	2	2
0.1uF 1000V Capacitor	021444	—	2	2
Magnetron-Refurbished	018575			1
Mag//Pulse Xfmer Conn Assy	01-4651-01			1
Semi Ridgid Coax Assy	01-6268-01		1	1
Semi Ridgid Coax Assy	01-6269-01		1	1
Flex Waveguide	1000-00055		1	1
Dummy Load (Plastic)	021145			1
Hybrid Coupler	3450-00003			1
Ion Chamber	01-7130-01		1	1
Laser Mirror	1000-00210	2	2	2
Crystal Diode, Neg	2300-00003		1	1
Crystal Diode, Pos	2300-00004		1	1
Fuse .5A SloBlo	4300-00004			10
Fuse .2A SloBlo	4300-00014			5
Fuse 1.5A SloBlo	4300-00026			5
Bridge Rectifier 200V 40A	4750-00007	2	2	2
Diode, Gen Purpose 1A	4800-00026	6	6	6

PART DESCRIPTION	PART NO.	DISTRIBUTOR SPARE PARTS KIT A	DISTRIBUTOR SPARE PARTS KIT B	DISTRIBUTOR SPARE PARTS KIT C
Modulator
Thyratron DeQuing	5700-00001	1	1	1
Thyratron Deuterium (Main)	5700-00002	1	1	1
High Voltage wire 14g	6000-00080	5	5	5
HV Putty	1600-00170	1	1	1
Diode 7.5	4800-00024	3	3	3
Diode 10	4800-00022	3	3	3
Diode 15	4800-00021	3	3	3
Cap, PFN, .011uF 25KV	1500-00002	3	3	3
Relay 3 pdt 120 vac	4500-00002	1	2	3
Relay 4pdt	4500-00001	1	1	1
Relay 3 pdt 120 vac	4500-00003	1	1	1
Relay 3pdt 6vdc	4500-00005	1	1	1
Relay, Time Delay	4500-00009		1	1
XSFMR AUTO VAR W/DIAL&KNOB	5600-00007	—	1	1
Dequing Trigger Transformer	01-2699-01	1	1	1
Steering PS	4000-00020			1
Thyratron Driver PCA	01-1141-02	1	1	1
Ion Pump Monitor PCA	01-1617-01	1	1	1
High Voltage Divider PCA	01-3430-01			1
Dequing Trigger Generator PCA	01-3193-01	1	1	1
Thyratron Bias & Trigger PCA	01-3310-01	—	1	1
HV Rect 800V 8A	4750-00004	1	1	1
HV Rect 600V 8A	4750-00002	1	1	1
Lamp 28v,t1 3/4	2450-00032			2
Modulator Control Chassis
Fault Logic	01-3906-01	1	1	1
Trigger Generator	01-1433-01	1	1	1
Mag/Accel Htr Cont	01-3126-01	1	1	1
Fault Indicator	01-6895-01	1	1	1
Control Logic	01-4344-01	1	1	1
MCC/IFCC Interface	013509	1	1	1
Fan Water Interlock	020425	1	1	1
Fault Logic A3	01-3906-02	1	1	1
Counter Interface PCA	01-4363-01	1	1	1
Display Counter LCD	2950-00005			1
Fuse 2A SloBlo	4300-00002			5
PS +/-24V	4000-00002		1	1
Extender Card	1700-00002		1	1

PART DESCRIPTION	PART NO.	DISTRIBUTOR SPARE PARTS KIT A	DISTRIBUTOR SPARE PARTS KIT B	DISTRIBUTOR SPARE PARTS KIT C
Gun Box
Grid Drive PCA	01-5924-01	1	1	1
Grid Pulse Amp PCA	01-7131-01	1	1	1
Gun Curr. Sample & Hold PCA	01-6170-01	1	1	1
Gun Heater Xfmr	01-1875-01	1	1	1
Grid Pulse Xfmr	01-5074-01	1	1	1
Grid Bias PS	01-5073-01	1	1	1
Grid Bias PS PCA	01-5075-01	1	1	1
Grid Trigger Network PCA	01-6160-01	1	1	1
PWR SPLY 0-20 KV,0-1mA	4000-00003			1
Gun Filament PCA	01-4131-01	1	1	1
Grid Amp PCA	01-6168-01	1	1	1
Gun Interlock PCA	01-5958-01	1	1	1
Fuse 3A SloBlo	4300-00003			5
Rectifier Bridge 800v	4750-00008	1	1	1
Transorb 325v 6500a	014949	1	1	1
Cap, Elect 30uF 450V	1500-00112	2	2	2
Cap, Cer 0.47uF 600V	1500-00064	2	2	2
Dose Box
Dose Count PCB	01-3910-01	1	1	1
P.S. Monitor PCA	01-7143-01	1	1	1
Dose Bias PS Assy	01-5767-01	1	1	1
Fuse 1A SloBlo	4300-00015			10
Magnetron Box
Mag Fil Curr Mon PCA	01-4199-01	1	1	1
Mag Htr Xfmr 10V 20A	01-1849-01	1	1	1
Junction Box
Water Flow Switch (display type)	5100-00020	1	1	1
SF6 Fitting	1000-00130	1	1	2
IFCC
Dose Stif Board	010615	1	1	1
Transition Module	010817			1
Heat Exchanger
Filter-Affinity 5"	019405	5	5	5
Screen Strainer	019406	5	5	5

PART DESCRIPTION	PART NO.	DISTRIBUTOR SPARE PARTS KIT A	DISTRIBUTOR SPARE PARTS KIT B	DISTRIBUTOR SPARE PARTS KIT C
TLS
Power Supply 20c Detector	016940	1	1	2
Frame Grabber PCA—Squirel	019324	1	1	2
Silicon Grease	021734			2
Wavy Washers	021330	4	4	12
Rubber Washers	021735	4	4	12
IsoPost Assembly	018901			1
Isopost PCA	013418			1
TLS PC	020083			1
Video Card	019419	—	1	1
TLSCC	018283			1
X-ray Source Assy-60'cable	021242		1	1
HT Tank	016667	—	1	1
Generator Console	016669		1	1
HT Controller Board	020547			1
LF-RAC PCA	020548			1
Couch
Electronics Tray	021923			1
Axum Pendant	020656	1	1	2
Pendant—non AXUM	020501	1
AXUM Display	020657		1	1
Pendant Holder	020957			1
Encoder 40"	021924	1	1	1
Limit Switch	021927	1	1	1
Serial Connection Board	021921	—	1	1
Robot
Kuka Cable Support (Tennis Raquet)	021127			1
KUKA PC	021215			1
KUKA PC CDROM	021732			1
KUKA PC HDD	021733	1	1	1
RDW Board	021729		1	1
DSE Board	021730		1	1
MFC2 Board	021731		1	1
Battery	021619	2	2	4
Fuse Kit	021620			2
SGI
Tape Drive 4mm 20GB	017681	1	1	1
Hard Drive 73GB	020534		1	1
Front Panel LED	021737	1	1	1

PART DESCRIPTION	PART NO.	DISTRIBUTOR SPARE PARTS KIT A	DISTRIBUTOR SPARE PARTS KIT B	DISTRIBUTOR SPARE PARTS KIT C
ESCC
ESCC Assy—AXUM	020575			1
Fuse 1A 3AG Fast Acting	014125			10
Fuse .25A 3AG Fast Acting	014124			10
Main Board PCA—AXUM	020477	1	1	1
ESCC/ISCC Interface	013510	1	1	1
Adapter Board	016122	1	1	1
Power Supply	018361			1
Synchrony
Break out Box	020885			1
Synchrony PC	020082			1
Power Distribution Unit (PDU)
LED Bulb, 120V, Amber	013580			5
Bulb, 60V, Incand, Clr	018540			5
Operator Console
Operator Console	019183			1
Bulb, 24V, Incand, Clr t3 1/4	013590			10
LED Bulb, 24V, White	019196			2
Cables
Gun HV Cable Assy	018370	1	1	1
Dose Cable	020015	1	1	1
CyRIS
	TBD
Miscellaneous
Contact Block 2NO	013585		2	2
Keyswitch	010862		1	1
Pushbutton	013571		1	1

Total Kit Prices:		TBD	TBD	TBD

QuickLinks

ACCURAY INCORPORATED INTERNATIONAL DISTRIBUTOR AGREEMENT
SIGNATURE PAGE FOLLOWS
SIGNATURE PAGE TO INTERNATIONAL DISTRIBUTOR AGREEMENT
EXHIBIT A PRODUCTS AND SERVICES (INCLUDING CURRENT PRICING) BASE CYBERKNIFE® G4 CONFIGURATION—DISTRIBUTOR PRICING
BASE CYBERKNIFE® G3 CONFIGURATION—DISTRIBUTOR PRICING
EXHIBIT B PRODUCT AND SERVICE MINIMUM VOLUMES
EXHIBIT C TRAINING
EXHIBIT D ACCURAY INTERNATIONAL SERVICE AGREEMENTS TERMS SUMMARY ±
SAMPLE SERVICE AGREEMENTS
CYBERKNIFE® INTERNATIONAL DIAMOND ELITE SERVICE AGREEMENT
SIGNATURE PAGE FOLLOWS
CYBERKNIFE® INTERNATIONAL RUBY ELITE SERVICE AGREEMENT
CYBERKNIFE® INTERNATIONAL EMERALD ELITE SERVICE AGREEMENT
CYBERKNIFE® INTERNATIONAL EXTENDED PARTS WARRANTY AGREEMENT
ACCURAY CYBERKNIFE® ADDITIONAL DIAMOND UPGRADE AGREEMENT
EXHIBIT E NOTE: CHECK CORRECT PAGE NUMBER. DISPUTE RESOLUTION
EXHIBIT F PARTS LIST AND PRICES